As filed with the Securities and Exchange Commission on April 24, 2009
Registration Statement No. 333-158334

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Pre-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST MERCHANTS CORPORATION
FIRST MERCHANTS CAPITAL TRUST III
FIRST MERCHANTS CAPITAL TRUST IV
FIRST MERCHANTS CAPITAL TRUST V
(Exact name of co-registrants as specified in their charters)

Indiana Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	35-1544218 51-6523250 26-6841632 26-6841652 (I.R.S. Employer ID No.)
200 East Jackson Street
Muncie, Indiana 47305
(765) 747-1500
(Address, including zip code, and telephone number, including area code, of co-registrants’ principal executive offices)
Mark K. Hardwick
Executive Vice President and
Chief Financial Officer
First Merchants Corporation
200 East Jackson Street
Muncie, Indiana 47305
(765) 747-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

With copies to:
Timothy M. Harden, Esq.
Michael J. Messaglia, Esq.
Krieg DeVault LLP
One Indiana Square, Suite 2800
Indianapolis, Indiana 46204
(317) 636-4341

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

				Proposed Maximum	Amount of
	Amount to be	Offering price per		Aggregate Offering	Registration Fee
Title of each class of securities to be registered	registered	unit		Price (1)	(2)(8)
Common Stock, $.125 stated value per share, of First Merchants Corporation (3)	—	—		—	—
Preferred Stock, no par value, of First Merchants Corporation (3)	—	—		—	—
Debt Securities of First Merchants Corporation (3)	—	—		—	—
Purchase Contracts of First Merchants Corporation (4)	—	—		—	—
Units of First Merchants Corporation, First Merchants Capital Trust III, First Merchants Capital Trust IV, and/or First Merchants Capita l Trust V (5)	—	—		—	—
Warrants of First Merchants Corporation (6)	—	—		—	—
Depositary Shares of First Merchants Corporation (3)	—	—		—	—
Junior Subordinated Debentures of First Merchants Corporation (3)(7)	—	—		—	—
Capital Securities of First Merchants Capital Trust III, First Merchants Capital Trust IV, and First Merchants Capital Trust V (7)	—	—		—	—
Guarantees of First Merchants Corporation (7)	—	—		—	—
Fixed Rate Cumulative Perpetual Preferred Stock, Series A of First Merchants Corporation (“Series A Preferred Stock”)	116,000	$1,000		$116,000,000 (8)	$6,472.80	(9)
Warrant to Purchase 991,453 shares of Common Stock of First Merchants Corporation issued to United States Department of the Treasury (“Treasury Warrant”) (10)	n/a	n/a		n/a	n/a
Common Stock, $.125 stated value per share, of First Merchants Corporation, issuable upon exercise of the Treasury Warrant (10)	991,453	$17.55	(11)	$17,400,000.15	$970.92	(9)
TOTAL				$350,000,000	$19,530.00	(12)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and exclusive of accrued interest, distributions and dividends, if any. Subject to Rule 462(b) under the Securities Act, the aggregate public offering price of all securities registered hereby will not exceed $350,000,000. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.

(2)	Other than with respect to the Series A Preferred Stock, the Treasury Warrant and the common stock underlying the Treasury Warrant, not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3 under the Securities Act.

(3)	Such indeterminate principal amount of debt securities, preferred stock or common stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder. In the event registrant elects to offer to the public fractional interests in its shares of preferred stock registered hereunder, depositary shares, evidenced by depository receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing fractional interests and the shares of preferred stock will be issued to the depository under any such agreement.

(4)	Such indeterminate number of purchase contracts as may, from time to time, be issued at indeterminate prices obligating holders to purchase from or sell to us, and obligating us to sell or purchase from the holders, a specific number of shares of common stock, preferred stock, debt securities or depositary shares of First Merchants Corporation or trust preferred securities of First Merchants Capital Trust III, First Merchants Capital Trust IV, or First Merchants Capital Trust V at a future date or dates.

(5)	Such indeterminate number of units as may, from time to time, be issued at indeterminate prices, each representing ownership of one or more of the securities described herein.

(6)	Warrants may be sold separately or together with debt securities, preferred stock, common stock or depositary shares of First Merchants Corporation or trust preferred securities of First Merchants Capital Trust III, First Merchants Capital Trust IV, or First Merchants Capital Trust V. Includes an indeterminate number of debt securities, shares of preferred stock, shares of common stock or depositary shares of First Merchants Corporation or trust preferred securities of First Merchants Capital Trust III, First Merchants Capital Trust IV, or First Merchants Capital Trust V to be issuable upon the exercise of warrants for such securities.

(7)	Such indeterminate amount of trust preferred securities issued by First Merchants Capital Trust III, First Merchants Capital Trust IV, and First Merchants Capital Trust V and guarantees issued by First Merchants Corporation as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder. In the event registrant elects to offer to the public fractional interests in its shares of trust preferred securities registered hereunder, depository shares, evidenced by depository receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing fractional interests and the shares of trust preferred securities will be issued to the depository under any such agreement. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for guarantees.

(8)	Calculated in accordance with Rule 457(a) under the Securities Act and includes such additional number of shares of Series A Preferred Stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends, or similar transactions, which additional shares of Series A Preferred Stock are being registered hereunder pursuant to Rule 416 under the Securities Act. The Series A Preferred Stock is being offered on a resale basis by the selling securityholder hereunder.

(9)	The securities being registered are included among the securities registered that were registered in connection with the original filing of this registration statement. In addition, the registration fees related to the foregoing securities, including the securities include within the securities being included on this Pre-Effective Amendment No. 1 to Registration Statement on S-3 (File No. 333-158334), were paid at the time of the initial filing of this registration statement.

(10)	There are being registered hereunder (i) a warrant for the purchase of 991,453 shares of common stock, $.125 stated value per share, of First Merchants Corporation with an initial exercise price of $17.55 per share, (ii) the 991,453 shares of such common stock issuable upon exercise of such warrant, and (iii) such additional number of shares of such common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends, and certain anti-dilution provisions set forth in such warrant, which shares of common stock are being registered hereunder pursuant to Rule 416. The warrant and underlying common stock are being offered on a resale basis by the selling securityholder hereunder.

(11)	Pursuant to Rule 457(g) under the Securities Act, the offering price per unit is calculated based upon the price at which the Treasury Warrant may be exercised.

(12)	The registration fee was paid in connection with the initial filing of this registration statement. As result, no additional registration fee is due in connection with the filing of this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 File No. 333-158334.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
     This registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities in aggregate amount not to exceed $350,000,000:
•	common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units of First Merchants Corporation; and

•	preferred securities of First Merchants Capital Trust III, First Merchants Capital Trust IV and First Merchants Capital Trust V, junior subordinated debentures of First Merchants Corporation, and guarantees by First Merchants Corporation of the preferred securities of First Merchants Capital Trust III, First Merchants Capital Trust IV and First Merchants Capital Trust V.
     Each offering of securities made under this registration statement will be made pursuant to one of these two prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 24, 2009
Prospectus
$350,000,000
FIRST MERCHANTS CORPORATION
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units
Series A Preferred Stock
Treasury Warrant

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
     In addition, the United States Department of the Treasury, as the initial selling security holder under this prospectus, or its successors, including transferees, may from time to time offer and sell any or all of the Series A Preferred Stock, the Treasury Warrant, and the shares of common stock issuable upon exercise of the Treasury Warrant from time to time under this prospectus and supplements to this prospectus.
     The aggregate initial offering price of all securities we sell under this prospectus will not exceed $350,000,000, including any shares of our common stock, shares of our Series A Preferred Stock, the Treasury Warrant, or other securities sold by selling security holders.
     Our common stock is traded on the NASDAQ Global Select Market under the symbol “FRME.”

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The securities are not deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

The date of this prospectus is            , 2009.

ABOUT THIS PROSPECTUS
     Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our,” “First Merchants” and the “Company” to refer to First Merchants Corporation and its subsidiaries. The term “we” may also include the selling security holders in the appropriate context.
     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $350,000,000, in the aggregate.
     In addition, this prospectus may be used by the selling security holders to sell shares of our common stock, shares of our Series A Preferred Stock, the Treasury Warrant, or other securities from time to time under this prospectus as described under the heading “Selling Security Holders.”
     This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
     Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s offices. The SEC’s website and street addresses are provided under the heading “Where You Can Find More Information.”
     You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.
     We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents that we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.
     A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by First Merchants. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.
WHERE YOU CAN FIND MORE INFORMATION
     This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at no cost on our website, http://www.firstmerchants.com/about-us.cfm, as soon as reasonably practicable after we file such documents with the SEC. Except for those SEC filings, none of the other information on our website is part of this prospectus. Our SEC filings are also available at the office of the NASDAQ Global Select Market. For further information on obtaining copies of our public filings at the NASDAQ Global Select Market, you should call (212) 656-5060 or visit the NASDAQ Global Select Market website http://www.nasdaq.com. Our commission file number is 000-0712534.
     We “incorporate by reference” into this prospectus the information First Merchants files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that First Merchants files subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the

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information contained in the document that was filed later. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”):
•	our annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2008;

•	our current reports on Form 8-K filed with the SEC on January 2, 2009, January 26, 2009, February 9, 2009, February 17, 2009, February 23, 2009, March 5, 2009 and March 31, 2009, respectively; and

•	the description of our common stock contained in our Form 8-A Registration Statement filed with the SEC on July 18, 1988 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), including any amendment or report filed with the SEC for the purpose of updating such description.
     We also incorporate by reference reports First Merchants files in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.
     You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:
First Merchants Corporation
200 East Jackson Street
Muncie, Indiana 47308-0792
Attention: Ms. Cynthia Holaday, Shareholder Relations Officer
(765) 747-1500
     These incorporated documents may also be available on our web site at www.firstmerchants.com/about-us.cfm. Except for incorporated documents, information contained on our website is not a prospectus and does not constitute part of this prospectus.
FORWARD-LOOKING STATEMENTS
     The following is a cautionary note about forward-looking statements. This prospectus (including any information we include or incorporate into this prospectus and in an accompanying prospectus supplement) contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can include statements about estimated cost savings, plans and objectives for future operations, and expectations about performance as well as economic and market conditions and trends. These statements often can be identified by the use of words like “expect,” “may,” “could,” “intend,” “project,” “estimate,” “believe” or “anticipate.” We may include forward-looking statements in filings with the SEC, such as this prospectus, in other written materials, and in oral statements made by our senior management to analysts, investors, representatives of the media and others. It is intended that these forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the forward-looking statement is made or to reflect the occurrence of unanticipated events. By their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties and other factors. Actual results may differ materially from those contained in a forward-looking statement.
     Risks and uncertainties that could affect our future performance include, among others: our ability to execute our business plan; economic, market, operational, liquidity, credit and interest rate risks associated with our business; economic conditions generally and in the financial services industry; increased competition in the financial services industry either nationally or regionally, resulting in, among other things, credit quality deterioration; volatility and direction of market interest rates; governmental legislation and regulation, including changes in accounting regulation or standards; a weakening of the economy that could materially impact credit quality trends and the ability to generate loans; changes in the securities markets; new litigation or changes to existing litigation; changes in fiscal, monetary and tax policies; our ability to execute our business plan; and our ability to achieve loan and deposit growth.
     Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K, and in our updates to those risk factors in our quarterly reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

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FIRST MERCHANTS CORPORATION
     We are a financial holding company organized in September 1982 and headquartered in Muncie, Indiana. Since being organized, we have grown to include five affiliate banks with eighty-two locations in twenty-four Indiana and three Ohio counties. In addition to our branch network, the First Merchants’ delivery channels include ATMs, check cards, interactive voice response systems and internet technology. Our business activities are currently limited to one significant business segment, which is community banking.
     Our bank subsidiaries include the following:
•	First Merchants Bank, National Association in Delaware, Hamilton, Marion, Henry, Randolph, Union, Fayette, Wayne, Butler (OH), Jay, Adams, Wabash, Howard, and Miami counties;

•	First Merchants Bank of Central Indiana, National Association in Madison County;

•	Lafayette Bank and Trust Company, National Association in Tippecanoe, Carroll, Jasper, and White counties;

•	Commerce National Bank in in Franklin and Hamilton counties in Ohio; and

•	Lincoln Bank in Brown, Clinton, Hendricks, Johnson, Montgomery, and Morgan counties.
We plan to merge Lincoln Bank with First Merchants Bank of Central Indiana under the First Merchants of Central Indiana charter and have applied to the Office of the Comptroller of the Currency for approval of such merger.
     We also operate First Merchants Trust Company, National Association, a trust and asset management services company, and First Merchants Insurance Services, Inc., a full-service property, casualty, personal lines, and employee benefit insurance agency headquartered in Muncie, Indiana. In addition, we operate First Merchants Reinsurance Co. Ltd., a small life reinsurance company whose primary business includes underwriting short-duration contracts of credit life and accidental and health insurance policies and debt cancellation contracts.
     Through our bank subsidiaries, we offer a broad range of financial services, including accepting time, savings and demand deposits; making consumer, commercial, agri-business and real estate mortgage loans; renting safe deposit facilities; providing personal and corporate trust services; providing full-service brokerage; and providing other corporate services, including letters of credit and repurchase agreements. Through various non-bank subsidiaries, we also offer personal and commercial lines of insurance and engage in the title agency business and the reinsurance of credit life, accident, and health insurance.
     As of December 31, 2008, we had consolidated assets of $4.8 billion, consolidated deposits of $3.7 billion, and stockholders’ equity of $396 million. As of December 31, 2008, First Merchants and its subsidiaries had 1,367 full-time equivalent employees.
     Our principal office is located at 200 East Jackson Street, Muncie, Indiana 47305-2814 and our telephone number is (765) 747-1500.
Acquisition Policy
     We anticipate we will continue our policy of geographic expansion of our banking business through the acquisition of banks whose operations are consistent with our banking philosophy. Our management routinely explores opportunities to acquire financial institutions and other financial services-related businesses and to enter into strategic alliances to expand the scope of our services and customer base.
USE OF PROCEEDS
     We expect to use the net proceeds from the sale of any securities for general corporate purposes (other than proceeds from sales by any selling security holders), which may include:
•	investing in, or extending credit to, our operating subsidiaries;

•	investments at the holding company level;

•	reducing or refinancing existing debt;

•	possible acquisitions;

•	stock repurchases; and

•	other purposes as described in any prospectus supplement.

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     Pending such use, we may temporarily invest the net proceeds of any offering. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.
     In the event the sale of any securities is undertaken by the selling security holders, we will not receive any proceeds from such sales.
     We continually evaluate possible business combination opportunities. As a result, future business combinations involving cash, debt or equity securities may occur. Any future business combination or series of business combinations that we might undertake may be material, in terms of assets acquired, liabilities assumed or otherwise, to our financial condition.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
AND CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS
     The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated. For purposes of computing these ratios, earnings represent income before taxes and fixed charges. Fixed charges, excluding interest on deposits, consist of interest expense, excluding interest on deposits, and one-third of rental expense for all operating leases, which we believe to be representative of the interest portion of rent expense. Fixed charges, including interest on deposits, consist of interest expense, one third of rental expense and interest on deposits. The term “preferred stock dividends” is the amount of pre-tax earnings that is required to pay dividends on First Merchants’ outstanding preferred stock.

	For the Years Ended December 31,
	2008	2007	2006	2005	2004
Consolidated ratio of earnings to fixed charges:
Including deposit interest	2.22	2.50	2.69	3.07	3.26
Excluding deposit interest	1.32	1.36	1.43	1.65	1.81
Consolidated ratio of earnings to combined fixed charges and preferred stock dividends:
Including deposit interest	2.22	2.50	2.69	3.07	3.26
Excluding deposit interest	1.32	1.36	1.43	1.65	1.81
REGULATION AND SUPERVISION
General
     As a registered bank holding company and financial holding company, we are subject to inspection, examination and supervision by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956. Each of our bank subsidiaries, other than Lincoln Bank, are national banks and are subject to extensive supervision, examination and regulation by the Office of the Comptroller of the Currency. Lincoln Bank is an Indiana commercial bank and is supervised, regulated and examined by the Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation. Because we are a holding company, our rights and the rights of our creditors and securityholders, including the holders of the securities we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. In addition, there are various statutory and regulatory limitations on the extent to which our bank subsidiaries can finance or otherwise transfer funds to us or to our nonbank subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Those transfers by our banking subsidiaries to us or any of our nonbanking subsidiaries are limited in amount to 10% of such banking subsidiary’s capital and surplus and, with respect to us and all such nonbank subsidiaries, to an aggregate of 20% of such banking subsidiary’s capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.
     In addition, national banking laws restrict the amount of dividends that a national bank may declare in a year without obtaining prior regulatory approval. National banks are limited to the bank’s retained net income (as defined) for the current year plus those for the previous two years. At December 31, 2008, First Merchants’ affiliate banks had a total of $42,856,000 retained net profits available for 2009 dividends to First Merchants without prior regulatory approval.
     Under the policies of the Board of Governors of the Federal Reserve System, we are expected to act as a source of financial and managerial strength to our subsidiary banks and to commit resources to support our subsidiary banks in circumstances where we might not do so absent such a policy. In addition, subordinated loans by us our subsidiary banks would be subordinate in right of payment to depositors and other creditors of our subsidiary banks. Further, in the event of our bankruptcy, any commitment by us to our regulators to maintain the capital of our subsidiary banks would be assumed by the bankruptcy trustee and entitled to priority of payment.

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     For a discussion of the material elements of the regulatory framework applicable to bank holding companies, financial holding companies and their subsidiaries, and specific information relevant to us, refer to our Annual Report on Form 10-K for the year ended December 31, 2008, and any subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds that insure deposits of banks, rather than for the protection of security holders. A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.
Recent Legislative and Regulatory Initiatives to Address Financial and Economic Crises
     The Troubled Asset Relief Program: Capital Purchase Program
     Congress, the United States Department of the Treasury (“Treasury”) and the federal banking regulators, including the FDIC, have taken broad action since early September 2008 to address volatility in the U.S. banking system and financial markets.
     In October 2008, the Emergency Economic Stabilization Act of 2008 (“EESA”) was enacted. The EESA authorizes Treasury to purchase from financial institutions and their holding companies up to $700 billion in mortgage loans, mortgage-related securities and certain other financial instruments, including debt and equity securities issued by financial institutions and their holding companies in a troubled asset relief program (“TARP”). The purpose of TARP is to restore confidence and stability to the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other. Treasury has allocated $250 billion towards the TARP Capital Purchase Program. Under the TARP Capital Purchase Program, Treasury will purchase debt or equity securities from participating institutions. TARP also will include direct purchases or guarantees of troubled assets of financial institutions. Participants in the TARP Capital Purchase Program are subject to executive compensation limits and are encouraged to expand their lending and mortgage loan modifications.
     On February 20, 2009, as part of the TARP Capital Purchase Program, First Merchants entered into a Letter Agreement incorporating the Securities Purchase Agreement — Standard Terms (collectively, the “Purchase Agreement”) with Treasury, pursuant to which First Merchants sold (i) 116,000 shares of First Merchants’ Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”) and (ii) a warrant (“Treasury Warrant”) to purchase 991,453 shares of First Merchants’ common stock, $.125 stated value per share, for an aggregate purchase price of $116 million in cash. The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act.
     The Series A Preferred Stock will qualify as Tier 1 capital and will be entitled to cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series A Preferred Stock may be redeemed by First Merchants after three years. Prior to the end of three years, the Series A Preferred Stock may be redeemed by First Merchants only with proceeds from the sale of qualifying equity securities of First Merchants. The Treasury Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $17.55 per share of common stock. Please see the descriptions of the Series A Preferred Stock and the Treasury Warrant under the “Description of Capital Stock — Preferred Stock — Series A Preferred Stock” and “Description of Warrants — Treasury Warrant”, respectively.
     Deposit Insurance
     First Merchants’ affiliated banks are insured up to regulatory limits by the FDIC; and, accordingly, are subject to deposit insurance assessments to maintain the Deposit Insurance Fund administered by the FDIC. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of four risk categories based on (i) the bank’s capital evaluation and (ii) a supervisory evaluations provided to the FDIC by the bank’s primary federal regulator. Each insured bank’s base annual assessment rate is then determined by the risk category in which it is classified by the FDIC.
     Under EESA, FDIC deposit insurance on most accounts is temporarily increased from $100,000 to $250,000. This increase is in place until the end of 2009 and is not covered by deposit insurance premiums paid by the banking industry.
     The Temporary Liquidity Guarantee Program
     Following a systemic risk determination, on October 14, 2008, the FDIC established the Temporary Liquidity Guarantee Program (“TLGP”). The TLGP includes the Transaction Account Guarantee Program (“TAGP”), which provides unlimited deposit insurance coverage through December 31, 2009 for noninterest-bearing transaction accounts (typically business checking accounts) and certain funds swept into noninterest-bearing savings accounts. Institutions participating in the TAGP pay a 10 basis points fee (annualized) on the balance of each covered account in excess of $250,000, while the extra deposit insurance is in place. The TLGP also includes the Debt Guarantee Program (“DGP”), under which the FDIC guarantees certain senior unsecured debt of FDIC-insured institutions and their holding companies. The unsecured debt must be issued on or after October 14, 2008 and not later than June 30, 2009, and the guarantee is effective through the earlier of the maturity date or June 30, 2012. The DGP coverage limit is generally 125% of the eligible entity’s eligible debt outstanding on September 30, 2008 and scheduled to mature on or before June 30, 2009 or, for certain insured institutions, 2% of their total liabilities as of September 30, 2008. Depending on the term of the debt maturity, the nonrefundable DGP fee ranges from 50 to 100 basis points (annualized) for covered debt outstanding until the earlier of maturity or June 30, 2012. The TAGP and the DGP are in effect for all eligible entities, unless the entity opted out on or before December 5, 2008. On March 17, 2009, the FDIC extended the DGP to June 30, 2009 from the original expiration date of April 30, 2009. In addition, beginning in the second quarter of 2009, the FDIC determined to impose a surcharge on debt issued under the DGP with a maturity of one-year or more. We elected to not opt-out of either the TAGP or the DGP and, as a result, are eligible to participate in both programs.

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DESCRIPTION OF CAPITAL STOCK
     We have summarized the material terms and provisions of our capital stock in this section, which descriptions are qualified in their entirety by reference to the applicable provisions of Indiana law and by First Merchants’ articles of incorporation and bylaws. We have filed complete copies of our articles of incorporation and bylaws, each as amended, as exhibits to our annual report on Form 10-K/A for the year ended December 31, 2008. You should read our articles of incorporation and bylaws for additional information before you buy our common stock, preferred stock, depositary shares, or any securities which may be exercised or exchangeable for or converted into our common stock, preferred stock, or depositary shares.
Common Stock
     Authorized Common Stock
     As of February 27, 2009, our authorized common stock, $0.125 stated value per share, was 50,000,000 shares, of which 21,178,488 shares were issued and outstanding. Shares of our common stock, when issued against full payment of the purchase price, and shares of our common stock issuable upon conversion, exchange or exercise of any of the other securities offered by this prospectus, will be validly issued, fully paid and non-assessable.
     General
     Voting Rights. The holders of our common stock are entitled to one vote for each share of common stock held of record by them on all matters to be voted on by shareholders, except
(a)	shares of common stock are not entitled to a vote if such shares are owned, directly or indirectly, by another corporation and we own, directly or indirectly, a majority of the shares entitled to vote for directors of such corporation; provided, however, such limitation on voting does not limit our power to vote shares of our common stock held by us in or for an employee benefit plan or in any other fiduciary capacity, or

(b)	to the extent shares are control shares acquired in a control share acquisition within the meaning of Chapter 42 of the Indiana Business Corporation Law, such shares have voting rights only to the extent granted by resolution approved by our shareholders in accordance with Section 23-1-42-9 of the Indiana Business Corporation Law.
     The holders of our common stock are not entitled to cumulative voting rights. Under the Indiana Business Corporation Law, directors are elected by a plurality of the votes cast by shares entitled to vote in an election at a meeting at which a quorum is present. Our bylaws provide that for all other shareholder votes, when a quorum is present at any meeting, the vote of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Indiana Business Corporation Law, our Articles or our bylaws, a greater vote is required, in which case such express provision shall govern and control the decision of such question.
     Dividends. Subject to the rights of any series of preferred stock authorized by the board of directors as provided by our Articles, the holders of our common stock are entitled to dividends as and when declared by the board of directors out of funds legally available for the payment of dividends.
     Liquidation. In the event of our liquidation or dissolution, subject to the rights of any outstanding series of preferred stock, the holders of our common stock are entitled to share in all assets remaining for distribution to common shareholders according to their interests.
     Other Rights. Holders of our common stock have no preemptive or other subscription rights, and the shares of our common stock are not subject to any further calls or assessments by us. There are no conversion rights or sinking fund provisions applicable to the shares of our common stock.
     Listing. Our common stock is listed on the NASDAQ Global Select Market under the symbol “FRME.” The transfer agent for our common stock is American Stock Transfer & Trust Company, 6201 15th Street, Brooklyn, New York 10038.
Preferred Stock
     Authorized Preferred Stock
     Our authorized preferred stock consists of 500,000 shares of preferred stock, without par value, of which 116,000 shares relate to our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”). As of February 27, 2009, 116,000 shares of Series A Preferred Stock were issued and outstanding, and 384,000 shares of preferred stock remained available for issuance.

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     On February 20, 2009, we issued 116,000 shares of our Series A Preferred Stock to Treasury for a total purchase price of $116 million in connection with Treasury’s TARP Capital Purchase Program. In connection with the Series A Preferred Stock purchase by Treasury, we also issued Treasury a warrant to purchase 991,453 shares of our common stock at a per share exercise price of $17.55. A description of the Series A Preferred Stock is set forth below under the heading “Preferred Stock — Series A Preferred Stock.”
     General
     Under our articles of incorporation and the Indiana Business Corporation Law, preferred stock may be issued from time to time in one or more series, upon board authorization and without shareholder approval. Within certain legal limits, the board is authorized to establish the terms of series of preferred stock and the relative rights, preferences, limitations or restrictions of any such series. As a result, the board of directors, without shareholder approval, could authorize preferred stock to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of common shareholders or other outstanding series of preferred stock.
     Each series of preferred stock will have the dividend, liquidation, redemption and voting rights described below unless otherwise described in a prospectus supplement pertaining to a specific series of preferred stock; provided that any authorized share of preferred stock shall be equal to every other share of preferred stock and shall participate equally with other shares of preferred stock. The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:
•	the designation of that series and the number of shares offered;

•	the amount of the liquidation preference, if any, per share or the method of calculating the amount;

•	the initial public offering price at which shares of that series will be issued;

•	the dividend rate, if any, or the method of calculating the rate and the dates on which dividends will begin to cumulate, if applicable;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	any voting or additional rights, preferences, privileges, qualifications, limitations and restrictions;

•	any securities exchange listing;

•	the relative ranking and preferences of that series as to dividend rights and rights upon liquidation, dissolution or winding up of First Merchants; and

•	any other terms of that series.
Shares of our preferred stock, when issued against full payment of the purchase price, and shares of our preferred stock issuable upon conversion, exchange or exercise of any of the other securities offered by this prospectus, will be validly issued, fully paid and non-assessable.
     When appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the preferred stock.
          Rank. Each series of preferred stock shall be equal to every other share of preferred stock and shall participate equally with other shares of preferred stock.
          Dividends. Holders of each series of preferred stock will be entitled to receive, when, as and if our board declares, cash dividends, payable at the dates and at the rates per share as described in the applicable prospectus supplement. Those rates may be fixed, variable or both.
          Dividends may be cumulative or non-cumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred stock are non-cumulative and if our board fails to declare a dividend for a dividend period for that series, then holders of that preferred stock will have no right to receive a dividend for that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are declared for any future dividend payment dates. If dividends on a series of preferred stock are cumulative, the dividends on those shares will accrue from and after the date mentioned in the applicable prospectus supplement.
          Redemption. The terms on which any series of preferred stock may be redeemed will be in the applicable prospectus supplement. All shares of preferred stock which we redeem, purchase or acquire, including shares surrendered for conversion or exchange, will be retired and restored to the status of authorized but unissued shares, but may be reissued only as a part of the preferred stock other than the series of which they were originally a part.
          Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, preferred shareholders of any particular series will be entitled, subject to creditors’ rights and holders of any series of preferred stock ranking senior as to liquidation rights, but before any distribution to common shareholders or holders of any series of preferred stock ranking junior as to liquidation rights, to receive

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a liquidating distribution in the amount of the liquidation preference, if any, per share as mentioned in the applicable prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative. If the amounts available for distribution upon our liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock of that series and all stock ranking equal to that series of preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled. After the full amount of the liquidation preference is paid, the holders of preferred stock will not be entitled to any further participation in any distribution of our assets.
          Voting. The voting rights of preferred stock of any series will be described in the applicable prospectus supplement. Under Indiana law, regardless of whether a class or a series of shares is granted voting rights by the terms of our articles of incorporation, the shareholders of that class or series are entitled to vote as a separate voting group, or together with other similarly affected series, on certain amendments to our articles of incorporation and certain other fundamental changes that directly affect that class or series.
          Under regulations of the Federal Reserve Board, if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities,” and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over First Merchants) may then be subject to regulation as a bank holding company. In addition, in that event:
•	any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of that series of preferred stock; and

•	any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act of 1978 to acquire 10% or more of that series of preferred stock.
          Conversion or Exchange. The terms on which preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.
          Other Rights. The shares of a series of preferred stock may have the preferences, voting powers or relative, participating, optional or other special rights as may be described in the applicable prospectus supplement, our articles of incorporation, or as otherwise required by law. The holders of preferred stock will not have any preemptive rights to subscribe to any of our securities.
          Title. First Merchants, any transfer agent and registrar for a series of preferred stock, and any of their agents may treat the registered owner of that preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock shall be overdue and despite any notice to the contrary, for any purpose.
          Transfer Agent and Registrar. Unless the applicable prospectus supplement specifies otherwise, we will be the transfer agent, registrar and dividend disbursement agent for each series of preferred stock.
     Series A Preferred Stock
     This section summarizes specific terms and provisions of the Series A Preferred Stock. The description of the Series A Preferred Stock set forth below is qualified in its entirety by the actual terms of the Series A Preferred Stock, which are stated in the articles of amendment establishing the Series A Preferred Stock, a copy of which is filed as an exhibit to this registration statement and incorporated by reference into this prospectus.
          General. The Series A Preferred Stock constitutes a single series of our preferred stock, consisting of 116,000 shares, without par value, having a liquidation preference amount of $1,000 per share. The Series A Preferred Stock has no maturity date. We issued the shares of Series A Preferred Stock to Treasury on February 20, 2009 for a total purchase price of $116 million in connection with the TARP Capital Purchase Program.
          Dividend Rate. Dividends on the Series A Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by our Board of Directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing after the fifth anniversary of the original issuance date (i.e., 5% per annum from February 20, 2009 to but excluding May 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 2009.
          Dividends on the Series A Preferred Stock will be cumulative. If, for any reason, our Board of Directors does not declare a dividend on the Series A Preferred Stock for a particular dividend period, or if our Board of Directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

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          We are not obligated to pay holders of the Series A Preferred Stock any dividend in excess of the dividends on the Series A Preferred Stock that are payable as described above. There is no sinking fund with respect to dividends on the Series A Preferred Stock.
          Priority of Dividends. So long as the Series A Preferred Stock remains outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Series A Preferred Stock), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Series A Preferred Stock for all past dividend periods are paid in full.
          “Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of First Merchants. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.
          “Parity Stock” means any class or series of our stock, other than the Series A Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of First Merchants, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting Parity Stock.
          Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of First Merchants, holders of the Series A Preferred Stock will be entitled to receive for each share of Series A Preferred Stock, out of the assets of First Merchants or proceeds available for distribution to our shareholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Series A Preferred Stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series A Preferred Stock (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to shareholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series A Preferred Stock and the holders of any other class or series of our stock ranking equally with the Series A Preferred Stock, the holders of the Series A Preferred Stock and such other stock will share ratably in the distribution.
          For purposes of the liquidation rights of the Series A Preferred Stock, neither a merger or consolidation of First Merchants with another entity nor a sale, lease or exchange of all or substantially all of First Merchants’ assets will constitute a liquidation, dissolution or winding up of the affairs of First Merchants.
          Redemption and Repurchases. Subject to the prior approval of the Federal Reserve, the Series A Preferred Stock is redeemable at our option in whole or in part at a redemption price equal to 100% of the liquidation preference amount of $1,000 per share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date, and provided further that the Series A Preferred Stock may be redeemed prior to the first dividend payment date falling after the third anniversary of the original issuance date (i.e., prior to May 15, 2012) only if (i) we have, or our successor following a business combination with another entity which also participated in the TARP Capital Purchase Program has, raised aggregate gross proceeds in one or more qualified equity offerings (as defined below) of at least the Minimum Amount and (ii) the aggregate redemption price of the Series A Preferred Stock does not exceed the aggregate net proceeds from such qualified equity offerings by us and any successor. The “Minimum Amount” means $29,000,000 plus, in the event we are succeeded in a business combination by another entity which also participated in the TARP Capital Purchase Program, 25% of the aggregate liquidation preference amount of the preferred stock issued by that entity to Treasury. Notwithstanding the foregoing, under the terms of EESA, as amended, and subject to consultation with our primary federal regulator, we can repay our Series A Preferred Stock at any time without regard to whether we have replaced the funds obtained from the sale of such Series A Preferred Stock from any other source. A “qualified equity offering” means the sale and issuance for cash by First Merchants to persons other than First Merchants (or any of its subsidiaries) of shares of perpetual preferred stock, common stock or any combination of such stock that, in each case, qualify as and may be included in Tier 1 capital of First Merchants at the time of issuance under the applicable risk-based capital guidelines of the Board of Governors of the Federal Reserve System.
          Shares of Series A Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series A Preferred Stock.
          No Conversion Rights. Holders of the Series A Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.
          Voting Rights. The holders of the Series A Preferred Stock do not have voting rights other than those described below, except to the extent specifically required by Indiana law.
          Whenever dividends have not been paid on the Series A Preferred Stock for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of First Merchants will automatically increase by two and the holders of the Series A Preferred Stock will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at our next annual meeting of shareholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of shareholders until all accrued and unpaid dividends for all past dividend periods on all outstanding shares of Series A Preferred Stock have been paid in full at which time this right will terminate with respect to the Series A Preferred Stock, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Series A Preferred Stock.

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          Upon any termination of the right of the holders of the Series A Preferred Stock and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Series A Preferred Stock and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders a majority of the outstanding shares of Series A Preferred Stock voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.
          The term “Voting Parity Stock” means with regard to any matter as to which the holders of the Series A Preferred Stock are entitled to vote, any series of Parity Stock (as defined under “—Dividends-Priority of Dividends”) upon which voting rights similar to those of the Series A Preferred Stock have been conferred and are exercisable with respect to such matter. We currently have no outstanding shares of Voting Parity Stock.
          In addition to any other vote or consent required by Indiana law or by our articles of incorporation, the vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class, is required in order to do the following:
•	amend our articles of incorporation or the articles of amendment for the Series A Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of First Merchants; or

•	amend our articles of incorporation or the articles of amendment for the Series A Preferred Stock in a way that materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•	consummate a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of First Merchants with another entity, unless (i) the shares of Series A Preferred Stock remain outstanding or, in the case of a merger or consolidation in which First Merchants is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the shares of Series A Preferred Stock remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Series A Preferred Stock prior to consummation of the transaction, taken as a whole;
provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock and will not require the vote or consent of the holders of the Series A Preferred Stock.
     To the extent holders of the Series A Preferred Stock are entitled to vote, holders of shares of the Series A Preferred Stock will be entitled to one for each share then held.
Indiana Law and Certain Provisions of our Articles of Incorporation — Anti-Takeover Measures
     The anti-takeover measures applicable to First Merchants described below may have the effect of discouraging a person or other entity from acquiring control of the company. These measures may have the effect of discouraging certain tender offers for shares of our common stock that might otherwise be made at premium prices or certain other acquisition transactions that might be viewed favorably by a significant number of shareholders.
     Under Indiana law, any 10% shareholder of an Indiana corporation, with a class of voting shares registered under Section 12 of the Securities Exchange Act of 1934, such as First Merchants, is prohibited for a period of 5 years from completing a business combination with the corporation unless, prior to the acquisition of such 10% interest, the Board of Directors approved either the acquisition of such interest or the proposed business combination. If such prior approval is not obtained, the corporation and a 10% shareholder may not consummate a business combination unless all provisions of the articles of incorporation are complied with and either a majority of disinterested shareholders approve the transaction or all shareholders receive a price per share as determined by Indiana law. A corporation may specifically adopt application of the business combination provision in its Articles of Incorporation and obtain the protection provided by this provision.
     An Indiana corporation may elect to remove itself from the protection provided by the Indiana business combination provision, but such an election remains ineffective for 18 months and does not apply to a combination with a shareholder who acquired a 10% ownership position prior to the election. First Merchants has adopted the protection provided by the business combination provision of Indiana law.
     In addition to the business combination provision, Indiana law also contains a “control share acquisition” provision which, although different in structure from the business combination provision, may have a similar effect of discouraging or making more difficult a hostile

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takeover of an Indiana corporation. This provision also may have the effect of discouraging premium bids for outstanding shares. Under this provision, unless otherwise provided in the corporation’s articles of incorporation or by-laws, if a shareholder acquires a certain amount of shares, approval of a majority of the disinterested shareholders must be obtained before the acquiring shareholder may vote the control shares. Under certain circumstances, the shares held by the acquiror may be redeemed by the corporation at the fair market value of the shares as determined by the control share acquisition provision. First Merchants is subject to the control share acquisition provision. The constitutional validity of the control share acquisition statute has been challenged in the past and has been upheld by the United States Supreme Court.
     The control share acquisition provision does not apply to a plan of affiliation and merger if the corporation complies with the applicable merger provisions and is a party to the agreement of merger or plan of share exchange.
     In addition to the protections afforded by Indiana law, First Merchants’ articles of incorporation provide that the directors of First Merchants are divided into 3 classes, each serving 3-year terms with one class to be elected at each annual meeting of shareholders. First Merchants’ articles of incorporation also provide that directors may be removed with or without cause by a two-thirds (2/3) vote of the shares entitled to vote. However, if the Board by two-thirds (2/3) vote recommends removal of a director, that director may be removed by a majority of the shares entitled to vote. These provisions help prevent hostile shareholders from replacing a majority of the Board of Directors at one time. In addition, both of these provisions of First Merchants’ articles of incorporation regarding directors may only be amended by approval of three-fourths (3/4) of the voting stock.
     First Merchants’ articles of incorporation also require the approval of the holders of three-fourths (3/4) of the voting stock to approve certain business combinations involving any shareholder holding more than 10% of the voting stock unless the transaction is approved by a two-thirds (2/3) vote of the Board or the shareholders are to receive fair consideration for their shares. “Business combination” is defined to include mergers, consolidations, sales, leases, liquidations, dissolutions, certain reorganizations, and agreements relating to the foregoing. “Fair consideration” generally means, an amount per share equal to the higher of (a) the highest per share price paid for the First Merchants common stock in the 2 years preceding the business combination, and (b) the per share book value for First Merchants common stock. In the event two-thirds (2/3) Board approval is obtained or fair consideration is to be paid, then approval of the business combination would only require the approval of the holders of two-thirds (2/3) of the voting stock. Amendment of this provision of First Merchants’ articles of incorporation requires the approval of three-fourths (3/4) of the voting stock.
     The existence of authorized but unissued common stock and preferred stock of First Merchants may also have an anti-takeover effect. The issuance of additional First Merchants shares with sufficient voting power could have a dilutive effect on its stock and may result in the defeat of an attempt to acquire control of First Merchants. Within the limits of applicable law and the rules of the NASDAQ Global Select Market, the board of directors may issue shares of common stock and/or preferred stock at any time without shareholder approval. Prior to issuance, the board of directors would determine the relative rights, preferences, limitations and restrictions of the preferred stock. The board of directors would also determine whether any voting rights would attach to the preferred stock. The board of directors has no present plans to issue any further preferred stock or common stock other than the preferred stock and warrant to purchase common stock issued to Treasury pursuant to the Purchase Agreement. The issuance of preferred or common stock in the future could result in the dilution of ownership and control of First Merchants by its shareholders. Since First Merchants’ shareholders have no preemptive rights, there is no guarantee that shareholders would have an opportunity to purchase any of the preferred or common stock when and if issued.
DESCRIPTION OF DEPOSITARY SHARES
     We may, at our option, elect to offer fractional shares or some multiple of shares of preferred stock, rather than individual shares of preferred stock. If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of preferred stock as described below.
     The following statements concerning depositary shares, depositary receipts, and the deposit agreement are not intended to be comprehensive and are qualified in their entirety by reference to the forms of these documents, which we have filed or will file as exhibits to the registration statement. Each investor should refer to the detailed provisions of those documents.
     General. The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement among First Merchants, a bank or trust company we select, with its principal executive office in the United States, as depository, which we refer to as the preferred stock depository, and the holders from time to time of depositary receipts issued under the agreement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of preferred stock represented by that depositary share, to all the rights and preferences of the preferred stock represented by that depositary share, including dividend, voting and liquidation rights.
     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of preferred stock. Immediately following the issuance of shares of any future series of preferred stock, we will deposit those shares with the preferred stock depository, which will then issue and deliver the depositary receipts to the purchasers. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

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     Dividends and Other Distributions. The preferred stock depository will distribute all cash dividends or other cash distributions received on the related series of preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.
     If we make a distribution other than in cash, the preferred stock depository will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the preferred stock depository determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the preferred stock depository may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.
     The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by First Merchants or the preferred stock depository on account of taxes or other governmental charges.
     Conversion and Exchange. If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.
     Voting the Preferred Stock. Upon receiving notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the preferred stock depository will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of preferred stock. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of preferred stock, may instruct the preferred stock depositary how to exercise his or her voting rights. The preferred stock depository will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the preferred stock depository in order to enable the preferred stock depository to do so. The preferred stock depository will abstain from voting shares of the preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.
     Redemption of Depositary Shares. Depositary shares will be redeemed from any proceeds received by the preferred stock depository resulting from the redemption, in whole or in part, of the series of the preferred stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the preferred stock depository, the preferred stock depository will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock that we redeem. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the preferred stock depository.
     After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depository of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the preferred stock depository for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.
     Amendment and Termination of the Deposit Agreement. We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depository. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement will automatically terminate after there has been a final distribution on the related series of preferred stock in connection with any liquidation, dissolution or winding up of First Merchants and that distribution has been made to the holders of depositary shares or all of the depository shares have been redeemed.
     Charges of Preferred Stock Depository. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the preferred stock depository in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.
     Corporate Trust Office of Preferred Stock Depository. The preferred stock depository’s corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares. Unless otherwise stated in the applicable prospectus supplement, the preferred stock depository will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depository will act as redemption agent for the corresponding depositary receipts.
     Resignation and Removal of Preferred Stock Depository. The preferred stock depository may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the preferred stock depository. Any resignation or removal will take effect upon the appointment of a successor preferred stock depository. A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States.

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     Reports to Holders. We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depository, and it will forward those reports and communications to the holders of depositary shares.
     Limitation on Liability. Neither we nor the preferred stock depository will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depository will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depository, negligence or willful misconduct. We and the depository may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.
     Inspection by Holders. Upon request, the preferred stock depository will provide for inspection to the holders of depositary shares the transfer books of the depository and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depository that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.
DESCRIPTION OF DEBT SECURITIES
Debt may be Senior or Subordinated
     We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise provided in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness” (as defined herein). If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. If issued, there will be one indenture for senior debt securities and one for subordinated debt securities.
Payments
     We may issue debt securities from time to time in one or more series. The provisions of each indenture may allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars.
     Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities.
Terms Specified in Prospectus Supplement
     The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:
•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination;

•	currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	date of maturity;

•	the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•	the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or

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debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;
•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	the depository for global certificated securities, if any; and

•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.
Registration and Transfer of Debt Securities
     Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.
     If any of the securities are to be held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Description of Global Securities.”
Subordination Provisions
     The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture. The indenture for any subordinated debt securities will define the applicable “senior indebtedness.” Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.
     The applicable prospectus supplement will describe the circumstances under which we may withhold payment of principal of, or any premium or interest on, any subordinated debt securities. In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or their representatives or trustees in accordance with the priorities then existing among such holders as calculated by us until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered to, the holders of the senior indebtedness or their representatives or trustees at the time outstanding in accordance with the priorities then existing among such holders as calculated by us for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.
Covenants
     The applicable prospectus supplement will contain, where applicable, the following information about any senior debt securities issued under it:
•	the terms and conditions of any restrictions on our ability to create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance; and

•	the terms and conditions of any restrictions on our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person.
Events of Default
     The indenture for any senior debt securities will provide holders of the securities with the terms of remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture may provide for the issuance of debt securities in one or more series and whether an event of default has occurred may be determined on a series by series basis. The events of default will be defined under the indenture and described in the prospectus supplement.
     The prospectus supplement will contain:
•	the terms and conditions, if any, by which the securities holders may declare the principal of all debt securities of each affected

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series and interest accrued thereon to be due and payable immediately; and
•	the terms and conditions, if any, under which all of the principal of all debt securities and interest accrued thereon shall be immediately due and payable.
     The prospectus supplement will also contain a description of the method by which the holders of the outstanding debt securities may annul past declarations of acceleration of, or waive past defaults of, the debt securities.
     The indenture will contain a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. The prospectus supplement will contain a description of the method by which the holders of outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.
     The indenture will provide that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest. The prospectus supplement will contain a description of the circumstances under which a holder may exercise this right.
     The indenture will contain a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.
Discharge
     The prospectus supplement will contain a description of our ability to eliminate most or all of our obligations on any series of debt securities prior to maturity provided we comply with the provisions described in the prospectus supplement.
     We will also have the ability to discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance.” We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants limiting liens and consolidations, mergers, and asset sales, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance.” The conditions we must satisfy to exercise covenant defeasance with respect to a series of debt securities will be described in the applicable prospectus supplement.
Modification of the Indenture
     The prospectus supplement will contain a description of our ability and the terms and conditions under which, with the applicable trustee, we may enter into supplemental indentures which make certain changes that do not adversely affect in any material respect the interests of the holders of any series without the consent of the holders of debt securities issued under a particular indenture.
     The prospectus supplement will contain a description of the method by which we and the applicable trustee, with the consent of the holders of outstanding debt securities, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. The prospectus supplement will also describe the circumstances under which we may not exercise on this right without the consent of each holder that would be affected by such change.
     We may not amend a supplemental indenture relating to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each potentially adversely affected holder of subordinated and senior indebtedness then outstanding.
DESCRIPTION OF PURCHASE CONTRACTS
     We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares, or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
     The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
•	whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

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•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.
     The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.
DESCRIPTION OF UNITS
     Units will consist of any combination of one or more of the other securities described in this prospectus and may include trust preferred securities issued by First Merchants Capital Trust III, First Merchants Capital Trust IV, and/or First Merchants Capital Trust V. The applicable prospectus supplement or supplements will also describe:
•	the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.
     The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” “Description of Preferred Stock” and “Description of Common Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement. If applicable, the terms and conditions of any trust preferred securities described in a prospectus or prospectus supplement delivered by First Merchants will apply to units that include trust preferred securities.
     We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.
DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of debt securities, or shares of preferred stock or common stock. Warrants may be issued independently or together with any debt securities, shares of preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of preferred stock or common stock. The warrants are to be issued under warrant agreements to be entered into between First Merchants and a bank or trust company, as warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of First Merchants in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
     We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We have also filed the forms of warrant agreements and the certificates representing the warrants as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.
     On February 20, 2009, we issued Treasury a warrant, the Treasury Warrant, to purchase 991,453 shares of our common stock at a per share exercise price of $17.55. A description of the Treasury Warrant is set forth below under the heading “Treasury Warrant.”
General
     If warrants (other than the Treasury Warrant) are offered, the prospectus supplement will describe the terms of the warrants, including the following:
•	the offering price;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	the designation, number of shares and terms of the common stock purchasable upon exercise of the common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each such debt security or share of preferred stock or common stock;

•	if applicable, the date on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

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•	any other terms of the warrants.
     Warrants may be exchanged for new warrants of different denominations.
     If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.
     Exercise of Warrants
     Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of preferred stock or common stock at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by First Merchants, unexercised warrants will become void.
     Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of preferred stock or common stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of preferred stock or common stock purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.
     Additional Provisions
     The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:
•	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.
     In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of First Merchants as an entirety or substantially as an entirety, the holder of each outstanding stock warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.
     No Rights as Stockholders
     Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of shareholders for the election of directors of First Merchants or any other matter, or to exercise any rights whatsoever as shareholders of First Merchants.
Treasury Warrant
     This section summarizes the specific terms and provisions of the Treasury Warrant. The description of the Treasury Warrant set forth below is qualified in its entirety by the actual terms of the Treasury Warrant, a copy of which is filed as an exhibit to this registration statement and incorporated by reference into this prospectus. With respect to any offering of all or any portion of the Treasury Warrant, a specific warrant agreement will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K, incorporated by reference herein.
     As of the date of this prospectus, there is one Treasury Warrant outstanding. The Treasury Warrant is exercisable, in whole or in part, for 991,453 shares of our common stock at a price of $17.55 per share, subject to adjustment as discussed below.
     The Treasury Warrant will expire at 5:00 p.m. New York City time, on February 20, 2019.
     Exercise
     The Treasury Warrant is exercisable by (A) the surrender of the Treasury Warrant and a duly completed and executed notice of exercise (a form of which is annexed thereto) at First Merchant’s principal executive office and (B) payment of the exercise price for the shares of common stock thereby purchased: (i) by having First Merchants withhold, from the shares of common stock that would otherwise be delivered to the warrantholder upon such exercise, shares of common stock issuable upon exercise of the Treasury Warrant equal in value to the aggregate exercise price as to which the Treasury Warrant is so exercised based on the market price of the common stock on the trading day on which the Treasury Warrant is exercised, or (ii) with the consent of both First Merchants and the warrantholder, by tendering in cash, by certified or cashier’s check payable to the order of First Merchants, or by wire transfer of immediately available funds to an account designated by First Merchants.
     Any exercise of the Treasury Warrant for shares of common stock is subject to the condition that the warrantholder will have first received any applicable approvals and authorizations required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
Listing
     The shares of common stock issuable upon exercise of the Treasury Warrant will be listed on the NASDAQ Global Select Market.
Fractional Shares
     No fractional shares will be issued upon exercise of the Treasury Warrant. However, First Merchants will pay to the warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrantholder, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date, less the prorated exercise price for such fractional share.
Adjustments
     The exercise price and number of shares of common stock issuable on exercise of the Treasury Warrant are subject to customary anti-dilution terms, as set forth in the Treasury Warrant, including provisions for adjustments in the event that First Merchants shall:

•	declare and pay a dividend or make a distribution on its common stock in shares of common stock,

•	subdivide or reclassify the outstanding shares of common stock into a greater number of shares, or

•	combine or reclassify the outstanding shares of common stock into a smaller number of shares.

     The exercise price and number of shares of common stock issuable on exercise of the Treasury Warrant will also be adjusted, in the manner set forth in the Treasury Warrant, if prior to the earlier of (i) the date on which the selling securityholder no longer holds this Treasury Warrant or any portion thereof and (ii) February 21, 2012, First Merchants issues common stock (or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of common stock) for no consideration or at a price that is 90% or less than the market price of the common stock on the last trading day preceding the date of the agreement on pricing such shares.
     The exercise price shall be reduced, in the manner set forth in the Treasury Warrant, in the event First Merchants shall fix a record date for the making of a distribution to all holders of shares of its common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding ordinary cash dividends, dividends of its common stock and certain other dividends or distributions).
     The exercise price and number of shares of common stock issuable on exercise of the Treasury Warrant may also be adjusted in the event of a recapitalization, reorganization, merger or consolidation of First Merchants, and in the event of a pro rata repurchase of First Merchants’ common stock, in each case, in the manner set forth in the Treasury Warrant.
     In the event First Merchants completes one or more qualified equity offerings on or prior to December 31, 2009 that result in First Merchants receiving aggregate gross proceeds of not less than $116,000,000, the number of shares of common stock underlying the portion of the Treasury Warrant then held by the selling security holder shall be thereafter reduced by (i) 0.5 and (ii) the number of shares underlying the Treasury Warrant on February 20, 2009 (adjusted to take into account all other theretofore made adjustments pursuant to the terms and provisions of the Treasury Warrant). “Qualified equity offerings” has the meaning provided in “Description of Capital Stock — Preferred Stock — Series A Preferred Stock — Redemption and Repurchases.”
Certain Repurchases
     If First Merchants effects a pro rate repurchase of common stock both the number of shares issuable upon exercise of the Treasury Warrant and the exercise price will be adjusted. In addition, in the event First Merchants repurchases the Series A Preferred Stock under the provisions of EESA, subject to agreement on price with Treasury, First Merchants has the right to repurchase the Treasury Warrant. In the event, First Merchants elects not to repurchase the Treasury Warrant or First Merchants and Treasury fail to agree on the “fair market value” of the Treasury Warrant, First Merchants will deliver a new warrant to Treasury in substantially the form of the Treasury Warrant (except that provisions relating to any reduction in the number of shares underlying such Warrant following the completion of a qualified equity offering will be removed).
Governing Law
     The Treasury Warrant will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.
Transfer
     The Warrant and all rights thereunder are transferable, in whole or in part, upon the books of First Merchants by the registered holder of the Treasury Warrant in person or by duly authorized attorney, and a new warrant shall be made and delivered by First Merchants, of the same tenor and date as the Treasury Warrant but registered in the name of one or more transferees, upon surrender of the Treasury Warrant, duly endorsed, to the principal executive office of First Merchants. First Merchants will bear the expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants; provided however, that the selling security holder shall not transfer a portion or portions of the Treasury Warrant with respect to, and/or exercise the Treasury Warrant for, more than one-half the number of shares of common stock underlying the Treasury Warrant on February 20, 2009 (as such number may be adjusted from time to time as set forth above) in the aggregate until the earlier of (a) the date on which First Merchants has received aggregate gross proceeds of not less than $116,000,000 from one or more qualified equity offerings and (b) December 31, 2009.
Exchange and Registry
     The Treasury Warrant is exchangeable, upon the surrender hereof by the warrantholder to First Merchants for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of shares of common stock. First Merchants shall maintain a registry showing the name and address of the warrantholder as the registered holder of the Treasury Warrant. The Treasury Warrant may be surrendered for exchange or exercise in accordance with its terms, at our principal executive office.
Rights as Shareholder
     The Treasury Warrant does not entitle the warrantholder to any voting rights or other rights as a First Merchants shareholder prior to the date of exercise of the Warrant.
DESCRIPTION OF GLOBAL SECURITIES
     Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions

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taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.
     DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.
     Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our articles of incorporation or the applicable indenture, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
     Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.
     Because DTC can act only on behalf of
•	participants, who in turn act only on behalf of participants or indirect participants, and

•	certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.
     DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under our articles of incorporation or the relevant indenture, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC such securities are credited.
     Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:
•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•	we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or
•	there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.
     Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.
     Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and

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then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture trust agreement and/or warrant agreement.
     Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
     Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.
     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of First Merchants, any trustees, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
     Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.
SELLING SECURITY HOLDERS
     Treasury, as the initial selling security holder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the Series A Preferred Stock, the Treasury Warrant, and, upon exercise of the Treasury Warrant, the common stock underlying the Treasury Warrant they own. The securities to be offered under this prospectus for the account of the selling security holders are:

•	116,000 shares of Series A Preferred Stock with an aggregate liquidation amount of $116,000,000;

•	the Treasury Warrant representing the right to purchase 991,453 shares of our common stock, representing beneficial ownership of approximately 4.5% of our common stock as of March 31, 2009; and

•	991,453 shares of our common stock issuable upon exercise of the Warrant, which shares, if issued, would represent ownership of approximately 4.5% of our common stock as of March 31, 2009.

     For purposes of this prospectus, we have assumed that, after completion of any offering covered by this prospectus, none of the securities covered by this prospectus will be held by the selling security holders.
     Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Securities. To our knowledge, the initial selling security holder has sole voting and investment power with respect to the securities.
     We do not know when or in what amounts the selling security holders may offer the securities for sale. The selling security holders might not sell any or all of the securities offered by this prospectus. Since the selling security holders may offer all or some of the securities pursuant to this prospectus, and because currently no sale of any of the securities is, to our knowledge, subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling security holders after completion of the offering.
     Information about the selling security holders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.
PLAN OF DISTRIBUTION
General
     We may sell the securities being offered hereby, from time to time, in one or more of the following ways:
•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.
     We will set forth in a prospectus supplement the terms of that particular offering of securities, including:
•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or re allowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.
Agents
     We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for a period of their appointment or to sell our securities on a continuing basis.
Underwriters
     If we use underwriters for a sale of securities, the underwriters will acquire the shares for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates by managing underwriters. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares if they purchase any of the shares. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or re-allow or pay to dealers. We may use underwriters

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with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.
     Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.
     We may have agreements with the underwriters, dealers and agents to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute payments that the agents, underwriters, dealers and remarketing firms may be required to make as a result of those civil liabilities. Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiary companies in the ordinary course of their businesses. In connection with the distribution of the securities, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.
Direct Sales
     We may also sell securities directly to one or more purchasers without using underwriters or agents.
Stabilization Activities
     Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.
Passive Market Making
     Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in the securities on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Trading Markets and Listing of Securities
     Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Select Market. Any shares of common stock hereunder will be listed in the NASDAQ Global Select Market. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
General Information
     The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.
LEGAL MATTERS
     Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by Krieg DeVault LLP, our counsel, and for any underwriters and agents by counsel selected by such underwriters or agents.
EXPERTS
     Our consolidated financial statements as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008 have been audited by BKD, LLP, an independent registered public accounting firm,

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as stated in their reports appearing therein and herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 24, 2009
Prospectus
$350,000,000
FIRST MERCHANTS CORPORATION
Junior Subordinated Debentures
FIRST MERCHANTS CAPITAL TRUST III
FIRST MERCHANTS CAPITAL TRUST IV
FIRST MERCHANTS CAPITAL TRUST V
Capital Securities
Guaranteed to the extent set forth in this prospectus by
First Merchants Corporation

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
     The aggregate initial offering price of all securities we sell under this prospectus will not exceed $350,000,000.
     Our common stock is traded on the NASDAQ Global Select Market under the symbol “FRME.”

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The securities are not deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

The date of this prospectus is                  , 2009.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we, along with First Merchants Capital Trust III, First Merchants Capital Trust IV, and First Merchants Capital Trust V, filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, using this prospectus, together with a prospectus supplement, we may sell junior subordinated debentures to the trust and the trust will:
•	sell capital securities (representing undivided beneficial interests in the trust) to the public; and

•	sell common securities to us.
     As specified in the applicable prospectus supplement, the capital securities may be converted into shares of our common or preferred stock. These may be sold in one or more offerings.
     Unless otherwise specified in the applicable prospectus supplement, the trust will use the proceeds from sales of capital securities to buy a series of our junior subordinated debentures with terms that correspond to the terms of the capital securities.
     We:
•	will pay principal and interest on our junior subordinated debentures, subject to the payment of our more senior debt;

•	may choose to distribute our junior subordinated debentures pro rata to the holders of the related capital securities and common securities if we dissolve the related capital trust; and

•	will fully and unconditionally guarantee payments and other distributions due on the capital securities of each trust, on a junior subordinated basis, to the extent such trust has funds available therefore from payments on the junior subordinated debentures held by such trust, which, together with our junior subordinated debentures, will constitute our unconditional guarantee of the capital securities.
     This prospectus provides you with a general description of the junior subordinated debentures, capital securities, and the guarantees. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
     Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our,” “First Merchants” and the “Company” to refer to First Merchants Corporation and its subsidiaries. The term “trust” refers to First Merchants Capital Trust III, First Merchants Capital Trust IV, or First Merchants Capital Trust V, individually, and the term “trusts” refers to them collectively.
     Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information.
     Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website or at the SEC’s offices. The SEC’s website and street addresses are provided under the heading “Where You Can Find More Information.”
     You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.
     We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.
     A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by First Merchants. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.

WHERE YOU CAN FIND MORE INFORMATION
     This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at no cost on our website, http://www.firstmerchants.com/about-us.cfm, as soon as reasonably practicable after we file such documents with the SEC. Except for those SEC filings, none of the other information on our website is part of this prospectus. Our SEC filings are also available at the office of the NASDAQ Global Select Market. For further information on obtaining copies of our public filings at the NASDAQ Global Select Market, you should call (212) 656-5060 or visit the NASDAQ Global Select Market website http://www.nasdaq.com. Our commission file number is 000-0712534.
     No separate financial statements of the trusts have been included in this prospectus. We do not consider that these financial statements would be material to holders of the capital securities because:
•	all of the voting securities of the trusts will be owned by us, a reporting company under the Securities Exchange Act;

•	the Trusts have no independent operations other than issuing securities representing undivided beneficial interests in the assets of the respective Trusts and investing the proceeds thereof in junior subordinated debentures issued by us; and

•	our obligations to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of the Trusts under the indenture and pursuant to the trust agreement, the guarantee, the junior subordinated debentures and the expense agreement, taken together, constitute a full and unconditional guarantee of payments due on the capital securities.
     The Trusts are not currently subject to the information reporting requirements of the Securities Exchange Act and we do not expect that the Trusts will file reports, proxy statements or other information under the Securities Exchange Act with the Securities and Exchange Commission.
     We “incorporate by reference” into this prospectus the information First Merchants files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that First Merchants files subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”):
•	our annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2008;

•	our current reports on Form 8-K filed with the SEC on January 2, 2009, January 26, 2009, February 9, 2009, February 17, 2009, February 23, 2009, March 5, 2009 and March 31, 2009, respectively; and

•	the description of our common stock contained in our Form 8-A Registration Statement filed with the SEC on July 18, 1988 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), including any amendment or report filed with the SEC for the purpose of updating such description.
     We also incorporate by reference reports First Merchants files in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.
     You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

First Merchants Corporation
200 East Jackson Street
Muncie, Indiana 47308-0792
Attention: Ms. Cynthia Holaday, Shareholder Relations Officer
(765) 747-1500
     These incorporated documents may also be available on our website at www.firstmerchants.com/about-us.cfm. Except for incorporated documents, information contained on our website is not a prospectus and does not constitute part of this prospectus.
FORWARD-LOOKING STATEMENTS
     The following is a cautionary note about forward-looking statements. This prospectus (including any information we include or incorporate into this prospectus and in an accompanying prospectus supplement) contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can include statements about estimated cost savings, plans and objectives for future operations, and expectations about performance as well as economic and market conditions and trends. These statements often can be identified by the use of words like “expect,” “may,” “could,” “intend,” “project,” “estimate,” “believe” or “anticipate.” We may include forward-looking statements in filings with the SEC, such as this prospectus, in other written materials, and in oral statements made by our senior management to analysts, investors, representatives of the media and others. It is intended that these forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the forward-looking statement is made or to reflect the occurrence of unanticipated events. By their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties and other factors. Actual results may differ materially from those contained in a forward-looking statement.
     Risks and uncertainties that could affect our future performance include, among others: our ability to execute our business plan; economic, market, operational, liquidity, credit and interest rate risks associated with our business; economic conditions generally and in the financial services industry; increased competition in the financial services industry either nationally or regionally, resulting in, among other things, credit quality deterioration; volatility and direction of market interest rates; governmental legislation and regulation, including changes in accounting regulation or standards; a weakening of the economy that could materially impact credit quality trends and the ability to generate loans; changes in the securities markets; new litigation or changes to existing litigation; changes in fiscal, monetary and tax policies; our ability to execute our business plan; and our ability to achieve loan and deposit growth.
     Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K, and in our updates to those risk factors in our quarterly reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
FIRST MERCHANTS CORPORATION
     We are a financial holding company organized in September 1982 and headquartered in Muncie, Indiana. Since being organized, we have grown to include five affiliate banks with eighty-two locations in twenty-four Indiana and three Ohio counties. In addition to our branch network, the First Merchants’ delivery channels include ATMs, check cards, interactive voice response systems and internet technology. Our business activities are currently limited to one significant business segment, which is community banking.
     Our bank subsidiaries include the following:
•	First Merchants Bank, National Association in Delaware, Hamilton, Marion, Henry, Randolph, Union, Fayette, Wayne, Butler (OH), Jay, Adams, Wabash, Howard, and Miami counties;

•	First Merchants Bank of Central Indiana, National Association in Madison County;

•	Lafayette Bank and Trust Company, National Association in Tippecanoe, Carroll, Jasper, and White counties;

•	Commerce National Bank in in Franklin and Hamilton counties in Ohio; and

•	Lincoln Bank in Brown, Clinton, Hendricks, Johnson, Montgomery, and Morgan counties.

We plan to merge Lincoln Bank with First Merchants Bank of Central Indiana under the First Merchants of Central Indiana charter and have applied to the Office of the Comptroller of the Currency for approval of such merger.
     We also operate First Merchants Trust Company, National Association, a trust and asset management services company, and First Merchants Insurance Services, Inc., a full-service property, casualty, personal lines, and employee benefit insurance agency headquartered in Muncie, Indiana. In addition, we operate First Merchants Reinsurance Co. Ltd., a small life reinsurance company whose primary business includes underwriting short-duration contracts of credit life and accidental and health insurance policies and debt cancellation contracts.
     Through our bank subsidiaries, we offer a broad range of financial services, including accepting time, savings and demand deposits; making consumer, commercial, agri-business and real estate mortgage loans; renting safe deposit facilities; providing personal and corporate trust services; providing full-service brokerage; and providing other corporate services, including letters of credit and repurchase agreements. Through various non-bank subsidiaries, we also offer personal and commercial lines of insurance and engage in the title agency business and the reinsurance of credit life, accident, and health insurance.
     As of December 31, 2008, we had consolidated assets of $4.8 billion, consolidated deposits of $3.7 billion, and stockholders’ equity of $396 million. As of December 31, 2008, First Merchants and its subsidiaries had 1,367 full-time equivalent employees.
     Our principal office is located at 200 East Jackson Street, Muncie, Indiana 47305-2814 and our telephone number is (765) 747-1500.
Acquisition Policy
     We anticipate we will continue our policy of geographic expansion of our banking business through the acquisition of banks whose operations are consistent with our banking philosophy. Our management routinely explores opportunities to acquire financial institutions and other financial services-related businesses and to enter into strategic alliances to expand the scope of our services and customer base.
THE TRUSTS
     We have created several statutory trusts under Delaware law under a trust agreement established for each trust. A statutory trust is a corporate legal entity where one person known as the trustee, holds some property on behalf of the trust for the benefit of another person, in this case, the purchasers of the securities. For the securities being sold, the trustee and we will enter into an amended and restated trust agreement that will be essentially in the form filed as an exhibit to the registration statement, which will state the terms and conditions for each trust to issue and sell the specific capital securities and common securities.
     The trusts exists solely to:
•	issue and sell capital securities and common securities;

•	use the gross proceeds from the sale of the capital securities and common securities to purchase a corresponding series of our junior subordinated debentures;

•	maintain their status as grantor trusts for federal income tax purposes; and

•	engage in other activities that are necessary or incidental to these purposes.
     We will purchase all of the common securities of the trusts.
     The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the capital securities. If we default on the corresponding junior subordinated debentures, then distributions on the common securities will be subordinate to the capital securities in priority of payment.
     For each trust, as the direct or indirect holder of the common securities, we will appoint five trustees. One of the trustees will be a U.S. banking institution serving as the property trustee and one will be a U.S. banking institution that will serve as the Delaware trustee (the property trustee and the Delaware trustee may be the same entity). The other three trustees will serve as administrative trustees (who are employees or officers of or affiliated with First Merchants) to conduct the trust’s business and affairs. As holder of the common securities, we (except in some circumstances) have the power to:
•	appoint the trustees;

•	replace or remove the trustees; and

•	increase or decrease the number of trustees.
     This means that if you are dissatisfied with a trustee you will not be able to remove the trustee without our assistance. Similarly, if we are dissatisfied with a trustee we can remove the trustee even if you are satisfied with the trustee.
     The property trustee will act as sole trustee under the trust agreement for purposes of compliance with the Trust Indenture Act and as trustee under the guarantees and junior subordinated debentures. See “Description of the Guarantees” and “Description of Junior Subordinated Debentures.”

The capital securities will be fully and unconditionally guaranteed by us as described under “Description of the Guarantees.”
The principal executive office of each trust is c/o First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305.
USE OF PROCEEDS
     We expect to use the net proceeds from the sale of any securities for general corporate purposes, which may include:
•	investing in, or extending credit to, our operating subsidiaries;

•	investments at the holding company level;

•	reducing or refinancing existing debt;

•	possible acquisitions;

•	stock repurchases; and

•	other purposes as described in any prospectus supplement.
     Pending such use, we may temporarily invest the net proceeds of any offering. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.
     We continually evaluate possible business combination opportunities. As a result, future business combinations involving cash, debt or equity securities may occur. Any future business combination or series of business combinations that we might undertake may be material, in terms of assets acquired, liabilities assumed or otherwise, to our financial condition.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
AND CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS
     The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated. For purposes of computing these ratios, earnings represent income before taxes and fixed charges. Fixed charges, excluding interest on deposits, consist of interest expense, excluding interest on deposits, and one-third of rental expense for all operating leases, which we believe to be representative of the interest portion of rent expense. Fixed charges, including interest on deposits, consist of interest expense, one third of rental expense and interest on deposits. The term “preferred stock dividends” is the amount of pre-tax earnings that is required to pay dividends on First Merchants’ outstanding preferred stock.

	For the Years Ended December 31,
	2008	2007	2006	2005	2004
Consolidated ratio of earnings to fixed charges:
Including deposit interest	2.22	2.50	2.69	3.07	3.26
Excluding deposit interest	1.32	1.36	1.43	1.65	1.81
Consolidated ratio of earnings to combined fixed charges and preferred stock dividends:
Including deposit interest	2.22	2.50	2.69	3.07	3.26
Excluding deposit interest	1.32	1.36	1.43	1.65	1.81
REGULATION AND SUPERVISION
General
     As a registered bank holding company and financial holding company, we are subject to inspection, examination and supervision by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956. Each of our bank subsidiaries, other than Lincoln Bank, are national banks and are subject to extensive supervision, examination and regulation by the Office of the Comptroller of the Currency. Lincoln Bank is an Indiana commercial bank and is supervised, regulated and examined by the Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation. Because we are a holding company, our rights and the rights of our creditors and securityholders, including the holders of the securities we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. In addition, there are various statutory and regulatory limitations on the extent to which our bank subsidiaries can finance or otherwise transfer funds to us or to our nonbank subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Those transfers by our banking subsidiaries to us or any of our nonbanking subsidiaries are limited in amount to 10% of such banking subsidiary's capital and surplus and, with respect to us and all such nonbank subsidiaries, to an aggregate of 20% of such banking subsidiary's capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.
     In addition, national banking laws restrict the amount of dividends that a national bank may declare in a year without obtaining prior regulatory approval. National banks are limited to the bank's retained net income (as defined) for the current year plus those for the previous two years. At December 31, 2008, First Merchants' affiliate banks had a total of $42,856,000 retained net profits available for 2009 dividends to First Merchants without prior regulatory approval.
     Under the policies of the Board of Governors of the Federal Reserve System, we are expected to act as a source of financial and managerial strength to our subsidiary banks and to commit resources to support our subsidiary banks in circumstances where we might not do so absent such a policy. In addition, subordinated loans by us our subsidiary banks would be subordinate in right of payment to depositors and other creditors of our subsidiary banks. Further, in the event of our bankruptcy, any commitment by us to our regulators to maintain the capital of our subsidiary banks would be assumed by the bankruptcy trustee and entitled to priority of payment.
     For a discussion of the material elements of the regulatory framework applicable to bank holding companies, financial holding companies and their subsidiaries, and specific information relevant to us, refer to our Annual Report on Form 10 K for the year ended December 31, 2008, and any subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds that insure deposits of banks, rather than for the protection of security holders. A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.
Recent Legislative and Regulatory Initiatives to Address Financial and Economic Crises
     The Troubled Asset Relief Program: Capital Purchase Program
     Congress, the United States Department of the Treasury (“Treasury”) and the federal banking regulators, including the FDIC, have taken broad action since early September 2008 to address volatility in the U.S. banking system and financial markets.
     In October 2008, the Emergency Economic Stabilization Act of 2008 (“EESA”) was enacted. The EESA authorizes Treasury to purchase from financial institutions and their holding companies up to $700 billion in mortgage loans, mortgage-related securities and certain other financial instruments, including debt and equity securities issued by financial institutions and their holding companies in a troubled asset relief program (“TARP”). The purpose of TARP is to restore confidence and stability to the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other. Treasury has allocated $250 billion towards the TARP Capital Purchase Program. Under the TARP Capital Purchase Program, Treasury will purchase debt or equity securities from participating institutions. TARP also will include direct purchases or guarantees of troubled assets of financial institutions. Participants in the TARP Capital Purchase Program are subject to executive compensation limits and are encouraged to expand their lending and mortgage loan modifications.

     On February 20, 2009, as part of the TARP Capital Purchase Program, First Merchants entered into a Letter Agreement incorporating the Securities Purchase Agreement — Standard Terms (collectively, the “Purchase Agreement”) with Treasury, pursuant to which First Merchants sold (i) 116,000 shares of First Merchants’ Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”) and (ii) a warrant (“Series A Warrant”) to purchase 991,453 shares of First Merchants’ common stock, $.125 stated value per share, for an aggregate purchase price of $116 million in cash.
     The Series A Preferred Stock will qualify as Tier 1 capital and will be entitled to cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series A Preferred Stock may be redeemed by First Merchants after three years. Prior to the end of three years, the Series A Preferred Stock may be redeemed by First Merchants only with proceeds from the sale of qualifying equity securities of First Merchants. The Series A Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $17.55 per share of common stock. Please see the Form 8-K filed by us on February 23, 2009, for additional information.
     Deposit Insurance
     First Merchants’ affiliated banks are insured up to regulatory limits by the FDIC; and, accordingly, are subject to deposit insurance assessments to maintain the Deposit Insurance Fund administered by the FDIC. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of four risk categories based on (i) the bank’s capital evaluation and (ii) a supervisory evaluations provided to the FDIC by the bank’s primary federal regulator. Each insured bank’s base annual assessment rate is then determined by the risk category in which it is classified by the FDIC.
     Under EESA, FDIC deposit insurance on most accounts is temporarily increased from $100,000 to $250,000. This increase is in place until the end of 2009 and is not covered by deposit insurance premiums paid by the banking industry.
     The Temporary Liquidity Guarantee Program
     Following a systemic risk determination, on October 14, 2008, the FDIC established the Temporary Liquidity Guarantee Program (“TLGP”). The TLGP includes the Transaction Account Guarantee Program (“TAGP”), which provides unlimited deposit insurance coverage through December 31, 2009 for noninterest-bearing transaction accounts (typically business checking accounts) and certain funds swept into noninterest-bearing savings accounts. Institutions participating in the TAGP pay a 10 basis points fee (annualized) on the balance of each covered account in excess of $250,000, while the extra deposit insurance is in place. The TLGP also includes the Debt Guarantee Program (“DGP”), under which the FDIC guarantees certain senior unsecured debt of FDIC-insured institutions and their holding companies. The unsecured debt must be issued on or after October 14, 2008 and not later than June 30, 2009, and the guarantee is effective through the earlier of the maturity date or June 30, 2012. The DGP coverage limit is generally 125% of the eligible entity’s eligible debt outstanding on September 30, 2008 and scheduled to mature on or before June 30, 2009 or, for certain insured institutions, 2% of their total liabilities as of September 30, 2008. Depending on the term of the debt maturity, the nonrefundable DGP fee ranges from 50 to 100 basis points (annualized) for covered debt outstanding until the earlier of maturity or June 30, 2012. The TAGP and the DGP are in effect for all eligible entities, unless the entity opted out on or before December 5, 2008. On March 17, 2009, the FDIC extended the DGP to June 30, 2009 from the original expiration date of April 30, 2009. In addition, beginning in the second quarter of 2009, the FDIC determined to impose a surcharge on debt issued under the DGP with a maturity of one-year or more. We elected to not opt-out of either the TAGP or the DGP and, as a result, are eligible to participate in both programs.
DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES
     This section describes the general terms and provisions of the junior subordinated debentures that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of junior subordinated debentures offered by that prospectus supplement and any general terms outlined in this section that will not apply to those junior subordinated debentures.
     The junior subordinated debentures will be issued under an indenture between us and an unaffiliated bank as trustee. The indenture will be qualified under the Trust Indenture Act. The junior subordinated debenture indenture will be filed as an exhibit to the registration statement relating to this prospectus. Each series of junior subordinated debentures will be governed by the junior subordinated debenture indenture and a series supplement thereto.
     This section summarizes the material terms and provisions of the junior subordinated debenture indenture and the junior subordinated debentures. Because this is a summary, it does not contain all of the details found in the full text of the junior subordinated debenture indenture and the junior subordinated debentures. If you would like additional information, you should read the form of junior subordinated debenture indenture and the form of junior subordinated debentures to be filed with the SEC.
General
     We can issue the junior subordinated debentures in one or more series. A series of junior subordinated debentures initially will be issued to the trust in connection with a capital securities offering.

     Unless otherwise described in the applicable prospectus supplement regarding any offered junior subordinated debentures, the junior subordinated debentures will rank equally with all other series of junior subordinated debentures, will be unsecured and will be subordinate and junior in priority of payment to all of our Senior Debt as described below under “Subordination.”
     The indenture does not limit the amount of junior subordinated debentures which we may issue, nor does it limit our issuance of any other secured or unsecured Debt. Because we are a holding company, our rights and the rights of our creditors, including the holder of the junior subordinated debentures, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.
     We can issue the junior subordinated debentures under a supplemental indenture, an officers’ certificate or a resolution of our Board of Directors.
     The applicable prospectus supplement will describe the following terms of the junior subordinated debentures:
•	the title;

•	any limit on the aggregate principal amount that may be issued;

•	the date(s) on which the principal is payable or the method of determining that date;

•	the interest rate, if any, the interest payment dates, any rights we may have to defer or extend an interest payment date, and the regular record date for any interest payment or the method by which any of the foregoing will be determined;

•	the place(s) where payments shall be payable and where the junior subordinated debentures can be presented for registration of transfer or exchange, and the place(s) where notices and demands to or on us can be made;

•	any period(s) within which or date(s) on which, price(s) at which and the terms and conditions on which the junior subordinated debentures can be redeemed, in whole or in part, at our option or at the option of a holder of the junior subordinated debentures;

•	our or any holder’s obligation or right, if any, to redeem, purchase or repay the junior subordinated debentures and other related terms and provisions;

•	the minimum denominations in which any junior subordinated debentures will be issued;

•	if other than in U.S. dollars, the currency in which the principal, premium and interest, if any, that the junior subordinated debentures will be payable or denominated;

•	any provisions that restrict us, directly or indirectly, from redeeming or purchasing any of our outstanding securities, making any payments of principal, interest or dividends thereon, or making any payments pursuant to any guarantee of any securities issued by a subsidiary;

•	the circumstances constituting events of default or covenants, and any additions, modifications or deletions in the events of default or covenants specified in the indenture;

•	the portion of the principal amount that will be payable at declaration of acceleration of the maturity;

•	any additions or changes to the indenture as will be necessary to facilitate the issuance of a series of junior subordinated debentures in bearer form, registrable or not registrable for the principal, and with or without interest coupons;

•	the index or indices used to determine the amount of payments of interest, principal, and premium (if any), on any junior subordinated debentures and how these amounts will be determined;

•	the terms and conditions under which temporary global securities are exchanged for definitive junior subordinated debentures of the same series;

•	whether the junior subordinated debentures will be issued in global form and, in that case, the terms and the depositary for these global securities;

•	the paying agent;

•	the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•	the form of trust agreement and guarantee agreement;

•	the relative degree, if any, to which the junior subordinated debentures shall be senior or subordinated to other junior subordinated debentures or any of our other indebtedness in right of payment; and

•	any other terms of the junior subordinated debentures consistent with the provisions of the indenture.
     Junior subordinated debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Material U.S. federal income tax consequences and special considerations applicable to the junior subordinated debentures will be described in the applicable prospectus supplement.
     The applicable prospectus supplement will describe the restrictions, elections, material U.S. federal income tax consequences, and specific terms and other information related to the junior subordinated debentures if the purchase price, principal, premium, or interest of any of the junior subordinated debentures is payable or denominated in one or more foreign currencies or currency units.

     If any index is used to determine the amount of payments of interest on any series of junior subordinated debentures, special U.S. federal income tax, accounting and other considerations applicable to the junior subordinated debentures will be described in the applicable prospectus supplement.
Option to Extend Interest Payment Dates
     To the extent specified in the applicable prospectus supplement and if the junior subordinated debentures are not in default, we shall have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to five consecutive years or such longer period as specified in the applicable prospectus supplement (an “extension period,” which we also sometimes refer to as a “deferral period”). No deferral period will extend past the maturity date of the junior subordinated debentures.
     During any such extension period, we will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of our capital stock or make any guarantee payment with respect thereto other than:
•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	repurchases of shares of First Merchants’ common stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of First Merchants’ capital stock for any other class or series of our capital stock;

•	the purchase of fractional interests in shares of First Merchants’ capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	purchase of First Merchants’ capital stock in connection with the distribution thereof;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.
     Except as described in any prospectus supplement, we will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by First Merchants that rank equally with or junior to the junior subordinated debentures.
     The foregoing, however, will not apply to any stock dividends paid by First Merchants where the dividend stock is the same stock as that on which the dividend is being paid. First Merchants may pay current interest at any time with cash from any source.
     Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debentures that permit extension periods will be described in the applicable prospectus supplement.
Redemption
     Except as otherwise indicated in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.
     Unless the applicable prospectus supplement indicates otherwise, we may, at our option and subject to the receipt of prior approval by the Federal Reserve Board, if then required under applicable capital guidelines or policies, redeem the junior subordinated debentures of any series:
•	in whole at any time or in part from time to time; or

•	upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event, as each is defined below, in whole (but not in part) at any time within 90 days of the occurrence of the Tax Event, the Investment Company Event or Regulatory Capital Event.
     If the junior subordinated debentures of any series are redeemable only on or after a specified date or by the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or describe these conditions.
     Junior subordinated debentures shall be redeemable in the denominations specified in the prospectus supplement. Unless the prospectus supplement indicates otherwise, junior subordinated debentures will be redeemed at the redemption price.
     A Tax Event means that either we or the trust will have received an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the property trustee) experienced in tax matters stating that, as a result of any:
•	amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority affecting taxation; or

•	interpretation or application of the laws enumerated in the preceding bullet point or regulations, by any court, governmental agency or regulatory authority;

     there is more than an insubstantial risk that:
•	the trust is, or will be within 90 days of the date of the opinion of counsel, subject to U.S. federal income tax on interest received on the junior subordinated debentures;

•	interest payable by us to the trust on the junior subordinated debentures is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for U.S. federal income tax purposes; or

•	the trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.
     An Investment Company Event means the receipt by us and the trust of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any:
•	change (including any announced prospective change) in law or regulation; or

•	change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the capital securities.
     A Regulatory Capital Event means the reasonable determination by us that:
•	as a result of any amendment to, or change (including any prospective change) in, laws or any applicable regulation of the United States and any political subdivision; or

•	as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying the laws or regulations, which amendment is effective or announced on or after the date of issuance of the capital securities, there is more than an insubstantial risk of impairment of our ability to treat the capital securities (or any substantial portion) as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board, in effect and applicable to us.
     Notice of any redemption will be mailed at least 30 days and not more than 60 days before the redemption date to each holder of redeemable junior subordinated debentures, at its registered address. Unless we default in the payment of the redemption price, on or after the redemption date, interest will cease to accrue on the junior subordinated debentures or portions called for redemption.
Restrictions on Some Payments
     Each prospectus supplement will describe any restrictions imposed by the junior subordinated debentures or the capital securities on payments by us or our subsidiaries, including dividends and distributions on, or redemptions and acquisitions of, our securities.
     However, at any time, including during an extension period, we will be permitted to:
•	pay dividends or distributions in additional shares of capital stock;

•	make payments under the guarantee of the series of the capital securities and the common securities;

•	declare or pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under such a plan or repurchase such rights; and

•	purchase common stock for issuance pursuant to any employee benefit plans.
Modification of Indenture
     We may and the trustee may change the indenture without your consent for specified purposes, including:
•	To evidence the succession of another person to First Merchants;

•	to convey, transfer, assign, mortgage or pledge any property to or with the debenture trustee or surrender any right or power conferred upon us in the junior subordinated debenture indenture;

•	to add to the covenants of First Merchants for the benefit of other holders of all or any series of securities;

•	to add any additional events of default for the benefit of other holders of all or any series of securities;

•	to change or eliminate any of the provisions of the junior subordinated debenture indenture, provided that any such change or elimination shall not apply to any outstanding securities, or shall become effective only when there is no security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	to fix any ambiguity, defect or inconsistency, provided that the change does not materially adversely affect the interest of any holder of any series of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the interest of a holder of any related capital securities so long as they remain outstanding; and

•	to qualify or maintain the qualification of the indenture under the Trust Indenture Act.
     In addition, under the indenture, we and the trustee may modify the indenture to affect the rights of the holders of the series of the junior subordinated debentures, with the consent of the holders of a majority in principal amount of the outstanding series of junior subordinated debentures that are affected. However, neither we nor the trustee may take the following actions without the consent of each holder of the outstanding junior subordinated debentures affected:
•	change the maturity date of any series of junior subordinated debentures (except as otherwise specified in the applicable prospectus supplement), or reduce the principal amount, rate of interest, or extend the time of payment of interest;

•	reduce the percentage in principal amount of junior subordinated debentures of any series necessary to modify the indenture;

•	modify some provisions of the indenture relating to modification or waiver, except to increase the required percentage; or

•	modify the provisions of the indenture relating to the subordination of the junior subordinated debentures of any series in a manner adverse to the holders.
     In the case of corresponding junior subordinated debentures, as long as any of the related capital securities are outstanding, no modification will be made that adversely affects the holders of these capital securities in any material respect. Also the indenture cannot be terminated, and a waiver of any event of default or compliance with any covenant under the indenture cannot be effective, without the prior consent of the holders of a majority of the liquidation preference of the related capital securities unless and until the principal of the corresponding junior subordinated debentures and all accrued and unpaid interest have been paid in full and some other conditions are satisfied.
     In addition, we and the trustee may execute any supplemental indenture to create any new series of junior subordinated debentures without the consent of any holders.
Events of Default
     Unless otherwise specified in the prospectus supplement, the following are events of default as to any particular series of junior subordinated debentures under the indenture:
•	default in the payment of the principal of or premium, if any, on any junior subordinated debentures;

•	the default in the payment of interest on a junior subordinated debt security of that series in full for a period of 30 days after the conclusion of a period consisting of up to five consecutive years, or such longer period as specified in the applicable prospectus supplement, commencing with the earliest quarter for which interest (including deferred payments) has not been paid in full;

•	the trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debentures of that series to holders of the capital securities, (ii) the redemption of all of the related outstanding capital securities or (iii) certain mergers, consolidations or amalgamations;

•	certain events in bankruptcy, insolvency or reorganization regarding us or our banking subsidiaries; or

•	any other event of default that may be specified for the junior subordinated debentures of that series when that series is created.
     The holders of a majority in aggregate outstanding principal amount of any series of junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. If an event of default (other than certain events of bankruptcy) under the indenture of any series occurs and is continuing, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debentures can declare the unpaid principal and accrued interest, if any, to the date of acceleration on all the outstanding junior subordinated debentures of that series to be due and payable immediately. Similarly, in the case of corresponding junior subordinated debentures, if the trustee or holders of the corresponding junior subordinated debentures fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the related capital securities will have that right.
     If an event of default consisting of certain events of bankruptcy occurs under the indenture of any series, the principal amount of all the outstanding junior subordinated debentures of that series will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.
     The holders of a majority in aggregate outstanding principal amount of any series of junior subordinated debentures can rescind a declaration of acceleration and waive the default if the default (other than the non-payment of principal which has become due solely by acceleration) has been cured and a sum sufficient to pay all principal and interest due (other than by acceleration) has been deposited with the trustee. In the case of corresponding junior subordinated debentures, if the holders of the corresponding junior subordinated debentures fail to rescind a declaration and waive the default, the holders of a majority in aggregate Liquidation Amount of the related capital securities will have that right.
     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any affected series may, on behalf of holders of all of the junior subordinated debentures, waive any past default, except:
•	a default in the payment of principal or interest (unless the default has been cured or a sum sufficient to pay all matured installments of principal and interest has been deposited with the trustee); or

•	a default in a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each outstanding junior subordinated debentures.
     In the case of corresponding junior subordinated debentures, if the holders of the corresponding junior subordinated debentures fail to rescind a declaration and waive the default, the holders of a majority in liquidation preference of the related capital securities will have that right.

     We are required to file annually, with the trustee, a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the junior subordinated debenture indenture.
If an event of default occurs and is continuing on a series of corresponding junior subordinated debentures, the property trustee will have the right to declare the principal of, and the interest on, the corresponding junior subordinated debentures, and any amounts payable under the indenture, to be immediately due and payable, and to enforce its other rights as a creditor for these corresponding junior subordinated debentures.
Enforcement of Some Rights by Holders of Capital Securities
     If an event of default under the indenture has occurred and is continuing, and this event can be attributable to our failure to pay interest or principal on the related junior subordinated debentures when due, you may institute a legal proceeding directly against us to enforce the payment of the principal of or interest on those subordinated debt securities having a principal amount equal to the Liquidation Amount of your related capital securities. We cannot amend the indenture to remove the right to bring a direct action, without the written consent of holders of all capital securities. If the right to bring a direct action is removed, the applicable trust may become subject to reporting obligations under the Securities Exchange Act of 1934.
     You would not be able to exercise directly any remedy other than those stated in the preceding paragraph which are available to the holders of the junior subordinated debentures unless there has been an event of default under the trust agreement. See “Description of Capital Securities—Events of Default.”
Consolidation, Merger, Sale of Assets and Other Transactions
     We cannot consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:
•	the successor is organized under the laws of the United States or any state or the District of Columbia, and expressly assumes all of our obligations under the indenture;

•	immediately after the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing;

•	this transaction is permitted under the related trust agreement and the related guarantee and does not give rise to any breach or violation of the related trust agreement or the related guarantee; and

•	other conditions prescribed in the indenture are met.
     The general provisions of the indenture do not afford protection to the holders of the junior subordinated debentures in the event of a highly leveraged or other transaction involving us that may adversely affect the holders.
Satisfaction and Discharge
     The indenture provides that when all junior subordinated debentures not previously delivered to the trustee for cancellation:
•	have become due and payable; or

•	will become due and payable within one year, and

•	we deposit with the trustee money sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures;

•	we deliver to the trustee officers’ certificates and opinions of counsel; and

•	we comply with some other requirements under the indenture,
then the indenture will cease to be of further effect and we will be considered to have satisfied and discharged the indenture.
Conversion or Exchange
     If indicated in the prospectus supplement, the junior subordinated debentures of any series may be convertible or exchangeable into other securities, including shares of our common or preferred stock. The prospectus supplement will describe the specific terms on which holders of the junior subordinated debentures may convert or exchange these securities into or for common or preferred stock or other securities of ours, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted.
Subordination
     The indenture will provide that any junior subordinated debentures will be subordinate and junior in right of payment to all Senior Debt, as described in any prospectus supplement.

     Upon any payment or distribution of assets to creditors upon our liquidation, dissolution, winding up, reorganization, whether voluntary or involuntary, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings, the holders of Senior Debt will first be entitled to receive payment in full of the principal, premium, or interest due before the holders of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the property trustee, on behalf of the holders, will be entitled to receive any payment or distribution.
     In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due on the Senior Debt (including any amounts due upon acceleration) before the holders of junior subordinated debentures.
     No payment, by or on our behalf, of principal, premium, if any, or interest, on the junior subordinated debentures shall be made if at the time of the payment, there exists:
•	a default in any payment on any Senior Debt, or any other default under which the maturity of any Senior Debt has been accelerated; and

•	any judicial proceeding relating to the defaults which shall be pending.
We are a bank holding company separate and distinct from our banking and non-banking subsidiaries. Most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations to pay the principal of and interest on our outstanding debt obligations and corporate expenses, and to pay dividends on our common stock. Our principal sources of income are dividends, interest and fees from our banking and non-banking subsidiaries. In addition, payment of dividends by our subsidiaries to us are subject to ongoing review by banking regulators and to various statutory limitations and in some circumstances may require prior approval by banking regulatory authorities.
     Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the liquidation or reorganization or otherwise of our subsidiary is subject to the prior claims of creditors of the subsidiary, unless we can be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, including depositors of our depository institution subsidiaries, and holders of junior subordinated debentures should look only to First Merchants’ assets for payments on the junior subordinated debentures.
     The bank is subject to restrictions imposed by federal law on any extensions of credit to, and some other transactions with, us and our other affiliates, and on investments in stock or other securities. These restrictions prevent us and our other affiliates from borrowing from the bank unless the loans are secured by various types of collateral. Further, these secured loans, other transactions and investments by the bank are generally limited in amount for us and each of our other affiliates to 10% of the bank’s capital and surplus, and as to us and all of our other affiliates to an aggregate of 20% of the bank’s capital and surplus.
     The indenture will place no limitation on the amount of Senior Debt, or other debt, that we may incur. We expect to incur from time to time additional indebtedness, including Senior Debt.
     The indenture will provide that these subordination provisions, as they relate to any particular issue of junior subordinated debentures, may be changed before the issuance. The applicable prospectus supplement will describe any of these changes.
Denominations, Registration and Transfer
     Unless the prospectus supplement specifies otherwise, we will issue the junior subordinated debentures in registered form only, without coupons and in the denominations specified in the prospectus supplement. Holders can exchange junior subordinated debentures of any series for other junior subordinated debentures:
•	of the same issue and series;

•	in any authorized denominations;

•	in a like principal amount;

•	of the same date of issuance and maturity; and

•	bearing the same interest rate.
     Subject to the terms of the indenture and the limitations applicable to global securities as may be stated in the prospectus supplement, junior subordinated debentures will be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly endorsed, or a satisfactory written instrument of transfer, duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose.
     Unless otherwise provided in the prospectus supplement, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the trustee as security registrar for the junior subordinated debentures. Any transfer agent (in addition to the security registrar) initially designated by us for any junior subordinated debentures will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the junior subordinated debentures of each series.

     If the junior subordinated debentures of any series are to be redeemed, neither the trustee nor us will be required to:
•	issue, register the transfer of, or exchange any junior subordinated debentures of any series during a period beginning on the business day that is 15 days before the day of mailing of notice of redemption of any junior subordinated debentures that is selected for redemption and ending at the close of business on the day of mailing of the relevant notice; or

•	transfer or exchange any junior subordinated debentures selected for redemption, except, the unredeemed portion of any junior subordinated debentures being redeemed in part.
Global Junior Subordinated Debentures
     We may issue, in whole or in part, the junior subordinated debentures of a series in the form of one or more global junior subordinated debentures that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to those series. The specific terms of the depositary arrangements for a series of junior subordinated debentures will be described in the prospectus supplement. See “Description of Global Securities”
Payment and Paying Agents
     Payment of principal of and any premium and interest on junior subordinated debentures will be made at the office of the trustee as specified in the prospectus supplement or at the office of the paying agent(s) designated by us, from time to time, in the prospectus supplement. However, we may make interest payments by:
•	check mailed to the address of the person entitled to it at the address appearing in the securities register (except in the case of global junior subordinated debentures); or

•	transfer to an account maintained by the person entitled to it as specified in the securities register, so long as we receive proper transfer instructions by the regular record date.
     Unless otherwise indicated in the prospectus supplement, payment of the interest on junior subordinated debentures on any interest payment date will be made to the person in whose name the junior subordinated debentures are registered at the close of business on the regular record date relating to the interest payment date, except in the case of defaulted interest.
     We may at any time designate additional paying agents or cancel the designation of any paying agent. We will at all times be required to maintain a paying agent in each place of payment for each series of junior subordinated debentures.
     Any money deposited with the trustee or any paying agent, or held by us in trust for the payment of the principal of and any premium or interest on any junior subordinated debentures that remains unclaimed for two years after the principal, any premium or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debentures can then only look to us for payment.
Information about the Trustee
     The Trust Indenture Act describes the duties and responsibilities of the trustee. Subject to the provisions under the Trust Indenture Act, the trustee has no obligation to exercise any of the powers vested in it by the indenture, at the request of any holder of junior subordinated debentures, unless the holder offers reasonable indemnity against the costs, expenses and liabilities that are incurred. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
DESCRIPTION OF CAPITAL SECURITIES
General
     This section describes the general terms and provisions of the capital securities that are offered by this prospectus. A prospectus supplement will describe the specific terms of the series of the capital securities offered under the prospectus supplement and any general terms outlined in this section that will not apply to those capital securities.
     The capital securities will be issued under the trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The forms of trust agreement and capital securities have been or will be filed as an exhibit to the registration statement.
     The capital securities will have the terms described in the trust agreement or made part of the trust agreement by the Trust Indenture Act or the Delaware Statutory Trust Act. The terms of the capital securities will mirror the terms of the junior subordinated debentures held by the trust.
     This section summarizes the material terms and provisions of the trust agreement and the capital securities. Because this is only a summary, it does not contain all of the details found in the full text of the trust agreement and the capital securities. If you would like additional information you should read the form of trust agreement and the form of capital securities.
     The trust agreement authorizes the trust to issue on behalf of the trust one series of capital securities and one series of common securities containing the terms described in the applicable prospectus supplement. The proceeds from the sale of the capital securities and common securities will be used by the trust to purchase a series of junior subordinated debentures from us. The junior subordinated debentures will be held in trust by the property trustee for your benefit and the benefit of the holder of the common securities.
     Under the guarantee, we will agree to make payments of distributions and payments on redemption or liquidation of the capital securities, to the extent that the related trust holds funds available for this purpose and has not made such payments. See “Description of the Guarantees.”
     The assets of the trust available for distribution to you will be limited to payments received from us under the junior subordinated debentures. If we fail to make a payment on the junior subordinated debentures, the property trustee will not have sufficient funds to make related payments, including distributions, on the capital securities.
     Each guarantee, when taken together with our obligations under the junior subordinated debentures and the indenture, the trust agreement and the expense agreement, will provide a full and unconditional guarantee of amounts due on the capital securities issued by the trust.
     The trust will redeem an amount of capital securities equal to the amount of the junior subordinated debentures redeemed.
     Specific terms relating to the capital securities will be described in the prospectus supplement, including:
•	the name of the capital securities;

•	the dollar amount and number of capital securities issued;

•	the annual distribution rate(s) (or method of determining this rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

•	the date from which distributions shall be cumulative;

•	the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the capital securities shall be purchased or redeemed, in whole or in part;

•	the terms and conditions of any right to convert or exchange the capital securities into or for common or preferred stock or other securities of ours, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•	the terms and conditions, if any, under which the junior subordinated debentures are distributed to you by the trust;

•	any securities exchange on which the capital securities are listed;

•	whether the capital securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for the global certificates and the specific terms of the depositary arrangements; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the capital securities.
The prospectus supplement will also describe some U.S. federal income tax considerations applicable to any offering of capital securities.
Corresponding Junior Subordinated Debentures
     The junior subordinated debentures are issued in one or more series of junior subordinated debentures under the indenture with terms corresponding to the terms of a series of related capital securities. Concurrently with the issuance of the trust’s capital securities, the trust will invest the proceeds and the consideration paid by us for the related common securities in a series of junior subordinated debentures. Each series of junior subordinated debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the related capital securities and the common securities of the trust and will rank equally with all other series of junior subordinated debentures. As a holder of the related capital securities for a series of corresponding junior subordinated debentures, you will have rights in connection with modifications to the indenture or at the occurrence of events of default under the indenture described under “Description of Junior Subordinated Debentures—Modification of Indenture” and “Description of Junior Subordinated Debentures—Events of Default,” unless provided otherwise in the prospectus supplement for these related capital securities.
     Unless otherwise specified in the prospectus supplement, if a Tax Event relating to a trust of related capital securities occurs and is continuing, we have the option, and subject to prior approval by the Federal Reserve Board (if required at the time under applicable capital guidelines or policies), to redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of the Tax Event, in whole but not in part, at the redemption price. As long as the trust is the holder of all outstanding series of corresponding junior subordinated debentures, the trust will use the proceeds of the redemption to redeem the capital securities and common securities in accordance with their terms. We may not redeem the junior subordinated debentures in part, unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of the applicable series.
     We will covenant in the indenture that if and as long as:
•	the trust of the related series of capital securities and common securities is the holder of all the junior subordinated debentures;

•	a Tax Event related to the trust has occurred and is continuing; and

•	we have elected, and have not revoked our election to pay Additional Sums for the capital securities and common securities,

we will pay to the trust the Additional Sums.
     We will also covenant in the indenture, as to the junior subordinated debentures:
•	To maintain directly or indirectly 100% ownership of the common securities of the trust to which the junior subordinated debentures have been issued, provided that some successors which are permitted under the indenture, may succeed to our ownership of the common securities;

•	not to voluntarily terminate, wind-up or liquidate any trust, except:
•	with prior approval of the Federal Reserve Board if then so required under applicable capital guidelines or policies of the Federal Reserve Board; or

•	in connection with a distribution of the junior subordinated debentures to the holders of the capital securities in liquidation of a trust, or in connection with some mergers, consolidations or amalgamations permitted by the related trust agreement; and

•	to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.
     To the extent specified in the prospectus supplement and if the junior subordinated debentures are not in default, we shall have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to five consecutive years or such longer period as specified in the applicable prospectus supplement (an “extension period,” which we also sometimes refer to as a “deferral period”). No deferral period will extend past the maturity date of the junior subordinated debentures.
     During any such extension period, we will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of our capital stock or make any guarantee payment with respect thereto other than:
•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	repurchases of shares of First Merchants common stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of First Merchants’ capital stock for any other class or series of our capital stock;

•	the purchase of fractional interests in shares of First Merchants’ capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	purchase of First Merchants’ capital stock in connection with the distribution thereof;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.
     Except as described in any prospectus supplement, we will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by First Merchants that rank equally with or junior to the junior subordinated debentures.
     The foregoing, however, will not apply to any stock dividends paid by First Merchants where the dividend stock is the same stock as that on which the dividend is being paid. First Merchants may pay current interest at any time with cash from any source.
     Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debentures that permit extension periods will be described in the applicable prospectus supplement.
Redemption, Exchange or Conversion
     Mandatory Redemption. If the junior subordinated debentures are repaid or redeemed in whole or in part, whether at maturity or upon earlier redemption, the property trustee will use the proceeds from this repayment or redemption to redeem a Like Amount of the capital securities and common securities. The property trustee will give you at least 30 days’ notice, but not more than 60 days’ notice, before the date of redemption. The capital securities and (unless there is a default under the junior subordinated debentures) the common securities will be redeemed at the redemption price at the concurrent redemption of the corresponding junior subordinated debentures. See “Description of Junior subordinated debentures—Redemption.”
     If less than all of any series of the junior subordinated debentures are to be repaid or redeemed on a date of redemption, then the proceeds from the repayment or redemption shall be allocated, pro rata, to the redemption of the related capital securities and the common securities.
     We may redeem any series of corresponding junior subordinated debentures:
•	on or after the date as specified in the applicable prospectus supplement, in whole at any time or in part, from time to time;

•	at any time, in whole (but not in part), upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment;

or

•	as is otherwise specified in the applicable prospectus supplement.
     Tax Event, Investment Company Event Redemption or Regulatory Capital Event. If a Tax Event, Investment Company Event or Regulatory Capital Event relating to a series of capital securities and common securities shall occur and be continuing, we may redeem the corresponding junior subordinated debentures in whole, but not in part. This will cause a mandatory redemption of all of the related capital securities and common securities at the redemption price within 90 days following the occurrence of the Tax Event, Investment Company Event or Regulatory Capital Event.
     If a Tax Event, Investment Company Event or Regulatory Capital Event relating to a series of capital securities and common securities occurs and is continuing and we elect not to redeem the corresponding junior subordinated debentures or to dissolve the related trust and cause the corresponding junior subordinated debentures to be distributed to holders of the capital securities and common securities as described above, those capital securities and common securities will remain outstanding and Additional Sums may be payable on the corresponding junior subordinated debentures.
     “Like Amount” means:
•	for a redemption of any series of capital securities and common securities, capital securities and common securities of the series having a Liquidation Amount equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed. The Like Amount will be allocated to the common securities and to the capital securities based upon their relative Liquidation Amounts. The proceeds will be used to pay the redemption price of the capital securities and common securities; and

•	for a distribution of corresponding junior subordinated debentures to holders of any series of capital securities and common securities, corresponding junior subordinated debentures having a principal amount equal to the Liquidation Amount of the related capital securities and common securities.
     “Liquidation Amount” means:
•	unless otherwise provided in the applicable prospectus supplement, $1,000 per capital security and common security.
     Distribution of Corresponding Junior subordinated debentures. We may at any time dissolve any trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding junior subordinated debentures relating to the capital securities and common securities issued by the trust to be distributed to you and the holders of the common securities in liquidation of the trust.
     Once the liquidation date is fixed for any distribution of corresponding junior subordinated debentures for any series of capital securities:
•	the series of capital securities will no longer be deemed to be outstanding;

•	DTC, or its nominee, as the record holder of the series of capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon the distribution; and

•	certificates representing the series of capital securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures. Those certificates will bear accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of capital securities until the certificates are presented to the administrative trustees of the applicable trust or their agent for transfer or reissuance.
     We cannot assure you of the market prices for the capital securities or the corresponding junior subordinated debentures. Accordingly, the capital securities that you may purchase, or the corresponding junior subordinated debentures that you may receive on dissolution and liquidation of the trust, may trade at a discount of the price that you paid for the capital securities.
     Conversion or Exchange. The prospectus supplement will describe the following terms of the capital securities: the terms on which the holders of the capital securities may convert or exchange these securities into or for common or preferred stock or other securities of ours, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted.
Redemption Procedures
     Capital securities redeemed on a date of redemption shall be:
•	redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures; and

•	payable on each date of redemption only to the extent that the related trust has funds on hand available for the payment of the redemption price.

     If notice of redemption is given, then, by 12:00 noon, New York City time, on the date of redemption, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See “Book-Entry Issuance.” If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you when you surrender your certificates evidencing the capital securities.
     Distributions payable on or before the date of redemption for any capital securities called for redemption shall be payable to the holders on the relevant record dates for the related distribution dates.
     If notice of redemption is given and funds deposited as required, all of your rights will cease, except your right to receive the redemption price, and the capital securities will cease to be outstanding.
     If a date of redemption is not a business day, then payment of the redemption price payable on the date of redemption will be made on the next succeeding day which is a business day (and without any interest or other payment for any delay). However, if the business day falls in the next calendar year, then payment will be made on the immediately preceding business day.
     If payment of the redemption price of the capital securities called for redemption is improperly withheld or refused and not paid either by the trust or by us under the guarantee, then distributions on the capital securities will continue to accrue at the then applicable rate from the date of redemption to the date that the redemption price is actually paid. In this case the actual payment date will be the date of redemption for purposes of calculating the redemption price.
     Subject to applicable law (including, without limitation, federal securities law), our subsidiaries or us may at any time and from time to time purchase outstanding capital securities by tender offer, in the open market or by private agreement.
     Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debentures to holders of capital securities shall be payable to the holders on the relevant record date as they appear on the register of capital securities. The record date shall be one business day before the relevant date of redemption or liquidation date as applicable. However, if the capital securities are not in book-entry form, the relevant record date for the capital securities shall be at least 15 days before the date of redemption or liquidation date.
     If less than all of the capital securities and common securities issued by the trust are to be redeemed on a redemption date, then the aggregate Liquidation Amount of the capital securities and common securities to be redeemed shall be allocated pro rata to the capital securities and the common securities based upon the relative Liquidation Amounts of such classes. The property trustee will select the capital securities to be redeemed on a pro rata basis not more than 60 days before the date of redemption, by a method deemed fair and appropriate by it. The property trustee will promptly notify the registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the Liquidation Amount to be redeemed.
     You will receive notice of any redemption at least 30 days but not more than 60 days before the date of redemption at your registered address. Unless we default in the payment of the redemption price on the corresponding junior subordinated debentures, on and after the date of redemption, interest will cease to accrue on the junior subordinated debentures or portions of the junior subordinated debentures (and distributions will cease to accrue on the related capital securities or portions of the capital securities) called for redemption.
Subordination of Common Securities
     Payment of distributions on, and the redemption price of, the trust’s capital securities and common securities, will be made pro rata based on the Liquidation Amount of the capital securities and common securities. However, if an event of default under the indenture shall have occurred and is continuing, no payment may be made on any of the trust’s common securities, unless all unpaid amounts on each of the trust’s outstanding capital securities shall have been made or provided for in full.
     If an event of default under the indenture has occurred and is continuing, we, as holder of the trust’s common securities, will be deemed to have waived any right to act on the event of default under the applicable trust agreement until the effect of all events of default relating to the capital securities have been cured, waived or otherwise eliminated. Until the events of default under the applicable trust agreement relating to the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf and not on our behalf as holder of the trust’s common securities, and only you and the other holders of capital securities will have the right to direct the property trustee to act on your behalf.
Liquidation Distribution Upon Dissolution
     The trust agreement states that the trust shall be automatically dissolved upon the expiration of the term of the trust and shall also be dissolved upon the first to occur of:
•	our bankruptcy, dissolution or liquidation;

•	our decision to dissolve the trust and to cause the distribution of a Like Amount of the junior subordinated debentures directly to the holders of the capital securities and common securities. For this distribution, we must, if required, receive the prior approval of the Federal Reserve Board and an opinion of independent counsel that the distribution of the junior debt securities will not be taxable to the holders;

•	the redemption of all of the capital securities and common securities of a trust; and

•	a court order for the dissolution of a trust is entered.
If dissolution of the trust occurs as described in the first, second and fourth bullets above, the trustee shall liquidate the trust as quickly as possible. After paying all amounts owed to creditors, the trustee will distribute to the holders of the capital securities and the common securities either:
•	a Like Amount of junior subordinated debentures; or

•	if the distribution of the junior subordinated debentures is determined by the property trustee not to be practical, cash assets equal to the aggregate Liquidation Amount per capital security and common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions from that date to the date of payment.
     If the trust cannot pay the full amount due on its capital securities and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its capital securities and common securities shall be paid pro rata. However, if an event of default under the indenture has occurred and is continuing, the total amounts due on the capital securities shall be paid before any distribution on the common securities.
Trust Enforcement Event
     An event of default under the indenture will constitute an event of default under the amended and restated trust agreement. We may refer to such an event as a “Trust Enforcement Event.” For more information on events of default under the indenture, see “Description of the Junior Subordinated Debentures—Events of Default.” Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the junior subordinated debentures, will have the right under the indenture to declare the principal amount of the junior subordinated debentures due and payable. The amended and restated trust agreement may provide for other events of default as may be specified in the agreement.
     If the property trustee fails to enforce its rights under the junior subordinated debentures, any holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the junior subordinated debentures and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event is due to our failure to pay interest or principal on the junior subordinated debentures when due, then the registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the junior subordinated debentures having a principal amount equal to the total Liquidation Amount of that holder’s capital securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedies available to the holders of the junior subordinated debentures.
     Pursuant to the amended and restated trust agreement, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust Enforcement Events regarding the capital securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and only the holders of the capital securities will have the right to direct the enforcement actions of the property trustee.
Removal of Trustees
     Unless an event of default under a trust agreement has occurred and is continuing, we can remove and replace the trustee at any time. If an event of default under a trust agreement has occurred and is continuing, the property trustee and the Delaware trustee may be removed or replaced by the holders of at least a majority in Liquidation Amount of the outstanding capital securities. We are the only one that has the right to remove or replace the administrative trustees. No resignation or removal of any of the trustees and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee as described in the applicable trust agreement.
Co-Trustees and Separate Property Trustee
     Unless an event of default under a trust agreement has occurred and is continuing, we, as the holder of the common securities, and the administrative trustees shall have the power:
•	to appoint one or more persons approved by the property trustee either to act as co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as a separate trustee of any trust property, in either case with the powers as provided in the instrument of appointment; and

•	to vest in the person(s) any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement.
If an event of default under a trust agreement has occurred and is continuing, only the property trustee may appoint a co-trustee or separate property trustee.

Merger or Consolidation of Trustees
     If any of the trustees merge, convert, or consolidate with or into another entity or sells its trust operations to another entity, the new entity shall be the successor of the trustee under the trust agreement, provided that the corporation or other entity shall be qualified and eligible to be a trustee.
Mergers, Consolidations, Amalgamations or Replacements of the Trust
     The trust may not merge with or into, consolidate, amalgamate, or be replaced by or transfer or lease all or substantially all of its properties and assets to any other entity (a merger event), except as described below or as described in “Liquidation Distribution Upon Dissolution” above. The trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate or be replaced by another trust provided that:
•	the successor entity either:
•	expressly assumes all of the obligations of the trust relating to the capital securities; or

•	substitutes for the capital securities other securities with terms substantially similar to the capital securities (successor securities) so long as the successor securities have the same rank as the capital securities for distributions and payments upon liquidation, redemption and otherwise;
•	we expressly appoint a trustee of the successor entity who has the same powers and duties as the property trustee of the trust as it relates to the junior subordinated debentures;

•	the successor securities are listed or will be listed on the same national securities exchange or other organization that the capital securities are listed on;

•	the merger event does not cause the capital securities or successor securities to be downgraded by any national statistical rating organization;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the capital securities or successor securities in any material way;

•	the successor entity has a purpose substantially similar to that of the trust; and

•	before the merger event, we have received an opinion of counsel stating that:
•	the merger event does not adversely affect the rights of the holders of the capital securities or any successor securities in any material way;

•	following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•	we own all of the common securities of the successor entity and guarantee the successor entity’s obligations under the successor securities in the same manner provided by the related guarantee.
     The trust and any successor entity must always be classified as grantor trusts for U.S. federal income tax purposes unless all of the holders of the capital securities approve otherwise.
Voting Rights; Amendment of the Trust Agreement
     You have no voting rights except as discussed under “Description of the Capital Securities—Mergers, Consolidations, Amalgamations or Replacements of the Trust” and “Description of the Guarantee—Amendments and Assignment,” and as otherwise required by law and the trust agreement. The property trustee, the administrative trustees and we may amend the trust agreement without your consent:
•	to fix any ambiguity or inconsistency; or

•	to modify, eliminate or add provisions to the trust agreement as shall be necessary to ensure that each trust shall at all times be classified as a grantor trust for U.S. federal income tax purposes.
     The administrative trustees and we may amend the trust agreement for any other reason as long as the holders of at least a majority in aggregate Liquidation Amount of the capital securities agree, and the trustees receive an opinion of counsel which states that the amendment will not affect the trust status as a grantor trust for U.S. federal income tax purposes, or its exemption from regulation as an investment company under the Investment Company Act, except to:
•	change the amount and/or timing or otherwise adversely affect the method of payment of any distribution or Liquidation Amount on the capital securities or common securities;

•	restrict your right or the right of the common security holder to institute suit for enforcement of any distribution or Liquidation Amount on the capital securities or common securities.
     The changes described in the two bullet points above require the approval of each holder of the capital securities affected.
     So long as the corresponding junior subordinated debentures of the trust are held by the property trustee of the trust, the trustees shall not, without obtaining the prior approval of the holders of at least a majority in the aggregate Liquidation Amount of all outstanding related capital securities:
•	direct the time, method and place of conducting any proceeding for any remedy available to the trustee or executing any trust or power conferred on the trustee relating to the corresponding junior subordinated debentures;

•	waive any past default as provided in the indenture;

•	cancel an acceleration of the principal of the corresponding junior subordinated debentures; or

•	agree to any change in the indenture or the corresponding junior subordinated debentures.
     However, if the indenture requires the consent of each holder of corresponding junior subordinated debentures that are affected, then the property trustee must get approval of all holders of capital securities.
     The trustees cannot change anything previously approved by you without your approval to make the change. The property trustee shall notify you of any notice of default relating to the corresponding junior subordinated debentures.
     In addition, before taking any of the actions described above, the trustees must obtain an opinion of counsel experienced in these matters, stating that the trust will continue to be classified as a grantor trust for U.S. federal income tax purposes.
As described in each trust agreement, the property trustee may hold a meeting so that you may vote on a change or request that you approve the change by written consent.
     Your vote or consent is not required for the trust to redeem and cancel its capital securities under the trust agreement.
     If your vote is taken or a consent is obtained, any capital securities that are owned by us, the trustees or any affiliate of either of us shall, for purposes of the vote or consent, be treated as if they were not outstanding.
Global Capital Securities
     The capital securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement.
     The specific terms of the depositary arrangements for a series of capital securities will be described in the prospectus supplement. See “Description of Global Securities.”
Payment and Paying Agents
     Payments regarding the capital securities shall be made to a depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any trusts’ capital securities are not held by a depositary, the payments shall be made by check mailed to the address of the holder entitled to it at the address listed in the register.
     Unless otherwise specified in the prospectus supplement, the paying agent shall initially be the property trustee. The paying agent shall be permitted to resign as paying agent with 30 days’ written notice to the property trustee and to us. If the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and to us) to act as paying agent.
Registrar and Transfer Agent
     Unless otherwise specified in the prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.
     Registration of transfers of capital securities will be effected without charge by or on behalf of each trust, after payment of any tax or other governmental charges that are imposed in connection with any transfer or exchange. No transfers of capital securities called for redemption will be registered.
Information about the Property Trustee
     The property trustee will perform only those duties that are specifically stated in the trust agreement. If an event of default arises or certain defaults occur and continue under a trust agreement, the property trustee must use the same degree of care and skill in the exercise of its duties as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers given it by the trust agreement at your request unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.
     If no event of default under the trust agreement has occurred and is continuing, and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provisions of the trust agreement, and the matter is not one on which you are entitled to vote, then the property trustee shall:
•	take some action as directed by us; and

•	if not so directed, take whatever action the property trustee deems advisable and in your best interests, and in the best interests of the holders of the capital securities and common securities of the applicable trust and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous
     The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in the manner that:
•	the trust will not be deemed to be an investment company required to be registered under the Investment Company Act or to fail to be classified as a grantor trust for U.S. federal income tax purposes;

•	the corresponding junior subordinated debentures will be treated as our indebtedness for U.S. federal income tax purposes.
     In this connection, the administrative trustees and we are authorized to take any action, consistent with applicable law or the certificate of trust of the trust or the trust agreement, that we each determine in our discretion to be necessary or desirable for these purposes.
     You have no preemptive or similar rights. The trust may not borrow money, issue Debt or mortgages, or pledge any of its assets.
DESCRIPTION OF THE GUARANTEES
General
     We will execute a guarantee for your benefit at the same time that the trust issues the capital securities. An unaffiliated bank will act as the guarantee trustee for the benefit of holders of the capital securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. The form of guarantee will be included as an exhibit to the registration statement.
     This section summarizes the material terms and provisions of the guarantee. Because this is only a summary, it does not contain all of the details found in the full text of the guarantee. If you would like additional information you should read the form of guarantee agreement.
     We will irrevocably guarantee payment in full of amounts due under the capital securities on a junior subordinated basis and to the extent the issuer capital trust has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” However, the guarantee does not cover payments if the capital trust does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the issuer amounts due under the junior subordinated debentures.
     The following payments, to the extent not paid by the trust, will be subject to the guarantee:
•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has applicable funds available to make the payment;

•	the redemption price and all accrued and unpaid distributions to the date of redemption on the capital securities called for redemption, to the extent that the trust has funds available to make the payment; or

•	in the event of a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with a distribution of corresponding junior subordinated debentures to you or the redemption of all the related capital securities), the lesser of:
•	the aggregate of the Liquidation Amount specified in the applicable prospectus supplement for each capital security plus all accrued and unpaid distributions on the capital securities to the date of payment; and

•	the amount of assets of the trust remaining available for distribution to you.
     We can satisfy our obligation to make a guarantee payment by direct payment to you of the required amounts or by causing the trust to pay those amounts to the holders.
     Each guarantee will be an irrevocable guarantee on a subordinated basis of the trust’s obligations under the capital securities, but will apply only to the extent that the trust has funds sufficient to make the payments, and is not a guarantee of collection.
     No single document executed by us that is related to the issuance of the capital securities will provide for its full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of the applicable guarantee, the trust agreement, the indenture and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under its capital securities.
     As issuer of the junior subordinated debentures, we are also obligated to pay the expenses and other obligations of the issuer, other than its obligations to make payments on the capital securities.
Status of Guarantees
     The guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our Senior Debt to the same extent as each of the related junior subordinated debentures. The guarantee will constitute a guarantee of payment and not of collection (in other words you may sue us, or seek other remedies, to enforce your rights under the guarantee without first suing any other person or entity). The guarantee will be held for your benefit and will not be discharged except by payment of the payments in full to the extent not previously paid by the trust or upon distribution to you of the corresponding series of junior subordinated debentures. The guarantee does not place a limitation on the amount of additional indebtedness that we may incur. We expect to incur from time to time additional indebtedness, including indebtedness constituting Senior Debt.

Amendments and Assignment
     Except regarding any changes which do not adversely affect your rights in any material respect (in which case your consent will not be required), the guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding capital securities. A description of the manner in which approval may be obtained is described under “Description of the Capital Securities—Voting Rights; Amendment of the Trust Agreement.” All guarantees and agreements contained in the guarantee will be binding on our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related capital securities then outstanding.
Events of Default
     An event of default under the guarantee occurs if we fail to make any of our required payments or perform our obligations under the guarantee. The holders of at least a majority in aggregate Liquidation Amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the guarantee.
     You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.
     As guarantor, we are required to file annually with the guarantee trustee a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.
Information about the Guarantee Trustee
     The guarantee trustee, other than during the occurrence and continuance of an event of default by us in the performance of any guarantee, will only perform the duties that are specifically described in the guarantee. After an event of default on any guarantee, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in the guarantee at your request unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.
Termination of Capital Securities Guarantees
     The guarantee will terminate once the related capital securities are paid in full or upon distribution of the corresponding series of junior subordinated debentures to you. Each guarantee will continue to be effective or will be reinstated if at any time you are required to restore payment of any sums paid under the capital securities or the guarantee.
RELATIONSHIP AMONG THE CAPITAL SECURITIES,
THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES
Full and Unconditional Guarantee
     Payments of distributions and other amounts due on the capital securities (to the extent the trust has funds available for the payments that are received from payments by us on our junior subordinated debentures) will be irrevocably guaranteed by us to the extent described under “Description of the Guarantee.” No single document executed by us in connection with the issuance of the capital securities will provide for its full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of our obligations under the guarantee, the trust agreement, the junior subordinated debentures and the indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the related series of capital securities.
     If we do not make payments on any series of corresponding junior subordinated debentures, the related trust will not pay distributions or other amounts on the related capital securities. The guarantee does not cover payments of distributions when the related trust does not have sufficient funds to pay such distributions. If that occurs, your remedy is to sue us or seek other remedies, to enforce your rights under the guarantee without first instituting a legal proceeding against the guarantee trustee.
Sufficiency of Payments
     As long as we make payments of interest and other payments when due on the junior subordinated debentures, the payments will be sufficient to cover the payment of distributions and other payments due on the related capital securities, primarily because:
•	the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate Liquidation Amount of the related capital securities and common securities;

•	the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related capital securities;

•	we shall pay for any and all costs, expenses and liabilities of operating the trust except the trust’s obligations to holders of its capital securities under the capital securities; and

•	the trust agreement provides that the trust will not engage in any activity that is inconsistent with the limited purposes of the trust.

     We have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we have made, or are concurrently on the date of the payment making, a payment under the related guarantee.
Enforcement Rights of Holders of Capital Securities
     You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.
     A default or event of default under any of our Senior Debt would not constitute a default or event of default under the trust agreement. However, in the event of payment defaults under, or acceleration of, any of our Senior Debt, the subordination provisions of the indenture will provide that no payments will be made regarding the corresponding junior subordinated debentures until the Senior Debt has been paid in full or any payment default on it has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the trust agreement.
Limited Purpose of the Trust
     The trust’s capital securities evidence a beneficial interest in the trust, and the trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in corresponding junior subordinated debentures. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of distributions.
Rights upon Dissolution
     In the event of any voluntary or involuntary dissolution of the trust involving a liquidation of the corresponding junior subordinated debentures held by the trust, you will be entitled to receive, out of assets held by that trust, the liquidation distribution in cash. See “Description of the Capital Securities—Liquidation Distribution upon Dissolution.” In the event of our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal, premium, if any, and interest, before any of our common stockholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust (other than the trust’s obligations to you), your position and the position of a holder of the corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.
DESCRIPTION OF GLOBAL SECURITIES
     Unless otherwise indicated in the applicable prospectus supplement, securities will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.
     DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.
     Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our articles of incorporation or the applicable indenture, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
     Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.
     Because DTC can act only on behalf of
•	participants, who in turn act only on behalf of participants or indirect participants, and

•	certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.
     DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under our articles of incorporation or the relevant indenture, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC such securities are credited.
     Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:
•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•	we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

•	there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.
     Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.
     Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture trust agreement and/or warrant agreement.
     Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
     Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.
     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we and the trusts believe to be accurate, but we assume no responsibility for the accuracy thereof. None of First Merchants, the trusts, the trustees, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.
PLAN OF DISTRIBUTION
General
     We may sell the securities being offered hereby in one or more of the following ways from time to time:
•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors; or

•	through a combination of any of these methods of sale.
     We will set forth in a prospectus supplement the terms of that particular offering of securities, including:
•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.
Agents
     We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for a period of their appointment or to sell our securities on a continuing basis.
Underwriters
     If we use underwriters for a sale of securities, the underwriters will acquire the shares for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates by managing underwriters. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares if they purchase any of the shares. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.
     Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.
     We may have agreements with the underwriters, dealers and agents to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute payments that the agents, underwriters, dealers and remarketing firms may be required to make as a result of those civil liabilities. Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiary companies in the ordinary course of their businesses. In connection with the distribution of the securities, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.
Direct Sales
     We may also sell securities directly to one or more purchasers without using underwriters or agents.
Stabilization Activities
     Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.
Passive Market Making
     Any underwriters who are qualified market makers on The NASDAQ Global Select Market may engage in passive market making transactions in the securities on The NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Trading Markets and Listing of Securities
     Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Select Market. Any shares of common stock hereunder will be listed in the NASDAQ Global Select Market. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
General Information
     The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.
GLOSSARY
     Below are abbreviated definitions of capitalized terms used in this prospectus and in a prospectus supplement. The prospectus supplement may contain a more complete definition of some of the terms defined here and reference should be made to the prospectus supplement for a more complete definition of these terms.
     “Additional Sums” refers to the additional amounts required to be paid so that the amount of distributions due and payable by the trust on outstanding capital securities and common securities shall not be reduced because of any additional taxes, duties and other governmental charges to which a trustee is subject because of a Tax Event.
     “Debt” means, for any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:
•	every obligation of the person for money borrowed;

•	every obligation of the person evidenced by bonds, debt securities, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of the person regarding letters of credit, bankers’ acceptances or similar facilities issued for the account of the person;

•	every obligation of the person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	every capital lease obligation of the person;

•	all indebtedness of the person whether incurred on, before, or after the date of the indenture, for claims relating to derivative products, including interest rate, foreign exchange rate and commodity-forward contracts, options and swaps and similar arrangements; and

•	every obligation of the type referred to in the first through the sixth bullet points above of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.
     “Guarantee Payments” refers to the following payments, to the extent not paid by the trust, which will be subject to the guarantee:
•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has applicable funds available to make the payment;

•	the redemption price and all accrued and unpaid distributions to the date of redemption with respect to capital securities called for redemption, to the extent that the trust has funds available to make the payment; or

•	in the event of a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with a distribution of corresponding junior subordinated debentures to you or the redemption of all the related capital securities), the lesser of:

•	the aggregate of the Liquidation Amount specified in the prospectus supplement for each capital security plus all accrued and unpaid distributions on the capital securities to the date of payment; and

•	the amount of assets of the trust remaining available for distribution to you.
     “Omnibus Proxy” refers to the omnibus proxy that DTC would mail under its usual procedures to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to Direct Participants for whose accounts the debt securities are credited on the record date.
     “Senior Debt” means the principal of, premium, if any, and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not the claim for post-petition interest is allowed in the proceeding) on, our Debt whether incurred on, before or subsequent to the date of the indenture, unless, in the instrument creating or evidencing the Debt or under which the Debt is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debentures.
     “Tier 1 Capital” refers to the sum of core capital elements, less goodwill, other intangible assets, interest-only strip receivables, deferred tax assets, nonfinancial equity investments and certain other items. The core capital elements include: common stockholders’ equity, qualifying noncumulative perpetual preferred stock (including related surplus), Class A minority interest and restricted core capital elements. The restricted core capital elements may not exceed 25% of the sum of all core capital elements and include qualifying cumulative perpetual preferred stock (including related surplus), Class B minority interest, Class C minority interest and qualifying capital securities.
LEGAL MATTERS
     Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by Krieg DeVault LLP, our counsel, and for any underwriters and agents by counsel selected by such underwriters or agents. Richards, Layton & Finger, P.A., special Delaware counsel for the trusts, will pass upon certain legal matters for the trusts.
EXPERTS
     Our consolidated financial statements as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008 have been audited by BKD, LLP, an independent registered public accounting firm, as stated in their reports appearing therein and herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Part II
Information Not Required In Prospectus
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the estimated fees and expenses (all but the SEC fees are estimates) payable by the registrant in connection with the filing of this Form S-3 Registration Statement:

SEC registration fee	$19,530
Printing, engraving and postage expenses	5,000
Legal fees and expenses	50,000
Trustee fees and expenses	15,000
Accounting fees and expenses	2,000
Miscellaneous Expenses	2,500
Total	$94,030

*	All fees and expenses (other than the SEC registration fee) are estimated.
Item 15. Indemnification of Directors and Officers
     As an Indiana corporation, First Merchants is subject to Indiana law. Section 23-1-37-1 et seq. of the Indiana Business Corporation Law contains detailed provisions on indemnification of directors and officers of an Indiana corporation against expenses, judgments, settlements, penalties and fines incurred with respect to certain proceedings.
     First Merchants’ Articles of Incorporation, as amended, and By-Laws, as amended, provide that First Merchants will indemnify any person who is or was a director, officer or employee of First Merchants or of any other corporation for which he is or was serving in any capacity at the request of First Merchants against all liability and expense that may be incurred in connection with, resulting from or arising out of any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of First Merchants or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer or employee of First Merchants is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer or employee will be indemnified only if the Board of Directors of First Merchants (acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such action) or independent legal counsel finds that he has met the standards of conduct set forth above. This indemnification is to the full extent and according to the procedures and requirements of Indiana law.
     The directors and officers of First Merchants are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling First Merchants pursuant to the foregoing provisions, First Merchants has been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Item 16. Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement of equity securities*

1.2	Form of Underwriting Agreement for debt securities*

1.3	Form of Underwriting Agreement for capital securities*

4.1	Articles of Incorporation of First Merchants (incorporated by reference to Exhibit 3.1 of First Merchants’ Annual Report on Form 10-K/A filed with the SEC on March 31, 2009)

4.2	By-Laws of First Merchants (incorporated by reference to Exhibit 3.2 of First Merchants’ Annual Report on Form 10-K/A filed with the SEC on March 31, 2009)

4.3	Form of Senior Indenture*

4.4	Form of Subordinated Indenture*

4.5	Form of Junior Subordinated Debenture Indenture*

4.6	Form of Deposit Agreement*

Exhibit No.	Description

4.7	Form of Senior Debt Security*

4.8	Form of Subordinated Debt Security *

4.9	Form of Junior Subordinated Debenture (included in Exhibit 4.5)*

4.10	Form of Depositary Share (included in Exhibit 4.6)*

4.11	Form of Purchase Contract Agreement*

4.12	Form of Pledge Agreement*

4.13	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate*

4.14	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate*

4.15	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate*

4.16	Certificate of Trust of First Merchants Capital Trust III (incorporated by reference to Exhibit 4.5 to Pre-Effective Amendment No. 1 to Registration Statement No. 333-75748, filed with the SEC on April 3, 2002)

4.17	Certificates of Trust of First Merchants Capital Trust IV and First Merchants Capital Trust V (together with First Merchants Capital Trust III, the “Trusts”)**

4.18	Amended and Restated Trust Agreement No. 1 of First Merchants Capital Trust III**

4.19	Trust Agreements of First Merchants Capital Trust IV and First Merchants Capital Trust V**

4.20	Form of Amended and Restated Trust Agreement for the Trusts (the “Amended and Restated Trust Agreements”)*

4.21	Form of Guarantee Agreement for the Trusts (the “Guarantee Agreements”)*

4.22	Certificate of Amendment to Certificate of Trust of First Merchants Capital Trust III**

4.23	Letter Agreement, dated February 20, 2009, between First Merchants Corporation and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto (incorporated by reference to Exhibit 10.1 of First Merchants’ Current Report on Form 8-K filed with the SEC on February 23, 2009)

4.24	Form of Certificate for the First Merchants Corporation Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 4.1 of First Merchants’ Current Report on Form 8-K filed with the SEC on February 23, 2009)

4.25	Warrant to Purchase 991,453 Shares of Common Stock of First Merchants Corporation (incorporated by reference to Exhibit 4.2 of First Merchants’ Current Report on Form 8-K filed with the SEC on February 23, 2009)

5.1	Opinion of Krieg DeVault LLP

5.2	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts*

8.1	Opinion of counsel as to certain federal income tax matters*

12.1	Computation of Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends**

23.1	Consent of BKD, LLP

23.2	Consent of Krieg DeVault LLP (included in Exhibit 5.1)

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)*

24.1	Power of Attorney of Directors of First Merchants Corporation**

25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Debenture Indenture, the Amended and Restated Trust Agreements, and the Guarantee Agreements*

*	To be filed by post-effective amendment or by current report on Form 8-K.

**	Previously filed with the initial filing of this Registration Statement (Commission File No. 333-158334)

Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes as follows:
     (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes that:

     (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana, on April 24, 2009.

First Merchants Corporation (Registrant)
By:	/s/ Michael C. Rechin
Michael C. Rechin
Director, President and Chief Executive Officer (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the undersigned Trusts certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana, on April 24, 2009.

First Merchants Capital Trust III First Merchants Capital Trust IV First Merchants Capital Trust V

By:	First Merchants Corporation, as Depositor

By:	/s/ Michael C. Rechin
Michael C. Rechin
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities with First Merchants Corporation and on the dates indicated:

/s/ Mark K. Hardwick	Date: April 24, 2009
Mark K. Hardwick
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Directors:	Richard A. Boehning, Thomas B. Clark, Michael L. Cox, Roderick English, Dr. Jo Ann M. Gora, William L. Hoy, Barry J. Hudson, Charles E. Schalliol (Chairman of the Board), Terry L. Walker, Jean L. Wojtowicz

By:	/s/ Mark K. Hardwick	Date: April 24, 2009
Mark K. Hardwick
Executive Vice President and Chief Financial Officer
As Attorney-in-Fact*

*	Pursuant to authority granted by powers of attorney, a copy of which is filed herewith as Exhibit 24.1.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement of equity securities*

1.2	Form of Underwriting Agreement for debt securities*

1.3	Form of Underwriting Agreement for capital securities*

4.1	Articles of Incorporation of First Merchants (incorporated by reference to Exhibit 3.1 of First Merchants’ Annual Report on Form 10-K/A filed with the SEC on March 31, 2009)

4.2	By-Laws of First Merchants (incorporated by reference to Exhibit 3.2 of First Merchants’ Annual Report on Form 10-K/A filed with the SEC on March 31, 2009)

4.3	Form of Senior Indenture*

4.4	Form of Subordinated Indenture*

4.5	Form of Junior Subordinated Debenture Indenture*

4.6	Form of Deposit Agreement*

4.7	Form of Senior Debt Security*

4.8	Form of Subordinated Debt Security *

4.9	Form of Junior Subordinated Debenture (included in Exhibit 4.5)*

4.10	Form of Depositary Share (included in Exhibit 4.6)*

4.11	Form of Purchase Contract Agreement*

4.12	Form of Pledge Agreement*

4.13	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate*

4.14	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate*

4.15	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate*

4.16	Certificate of Trust of First Merchants Capital Trust III (incorporated by reference to Exhibit 4.5 to Pre-Effective Amendment No. 1 to Registration Statement No. 333-75748, filed with the SEC on April 3, 2002)

4.17	Certificates of Trust of First Merchants Capital Trust IV and First Merchants Capital Trust V (together with First Merchants Capital Trust III, the “Trusts”)**

4.18	Amended and Restated Trust Agreement No. 1 of First Merchants Capital Trust III**

4.19	Trust Agreements of First Merchants Capital Trust IV and First Merchants Capital Trust V**

4.20	Form of Amended and Restated Trust Agreement for the Trusts (the “Amended and Restated Trust Agreements”)*

4.21	Form of Guarantee Agreement for the Trusts (the “Guarantee Agreements”) *

4.22	Certificate of Amendment to Certificate of Trust of First Merchants Capital Trust III**

4.23	Letter Agreement, dated February 20, 2009, between First Merchants Corporation and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto (incorporated by reference to Exhibit 10.1 of First Merchants’ Current Report on Form 8-K filed with the SEC on February 23, 2009)

4.24	Form of Certificate for the First Merchants Corporation Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 4.1 of First Merchants’ Current Report on Form 8-K filed with the SEC on February 23, 2009)

4.25	Warrant to Purchase 991,453 Shares of Common Stock of First Merchants Corporation (incorporated by reference to Exhibit 4.2 of First Merchants’ Current Report on Form 8-K filed with the SEC on February 23, 2009)

5.1	Opinion of Krieg DeVault LLP

5.2	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts*

8.1	Opinion of counsel as to certain federal income tax matters*

12.1	Computation of Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends**

23.1	Consent of BKD, LLP

23.2	Consent of Krieg DeVault LLP (included in Exhibit 5.1)

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)*

24.1	Power of Attorney of Directors of First Merchants Corporation**

25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Debenture Indenture, the Amended and Restated Trust Agreements, and the Guarantee Agreements*

*	To be filed by post-effective amendment or by current report on Form 8-K.

**	Previously filed with the initial filing of this Registration Statement (Commission File No. 333-158334)